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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as Amended

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.
SI INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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SI INTERNATIONAL, INC.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

April 18, 2008

Dear Fellow Stockholder:

        You are invited to attend the SI International, Inc. Annual Meeting of Stockholders to be held on Monday, June 9, 2008 at 8:00 a.m., local time, in the Skyline Room of the Tower Club located at 8000 Towers Crescent Drive, Suite 1700, Vienna, Virginia 22182.

        The matters proposed for consideration at the meeting are:

  •
  The election of S. Bradford Antle, Maureen A. Baginski and James E. Crawford, III as Class III Directors serving a three (3) year term;

  •
  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

  •
  The transaction of such other business as may come before the meeting or any adjournment thereof.

        The accompanying Notice of Annual Meeting of Stockholders and proxy statement discuss these matters in further detail. We urge you to review this information carefully.

        You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and proxy statement and to ask questions about our operations and us at the Annual Meeting.

        It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please vote: by internet as indicated on the enclosed proxy card or sign and promptly return the enclosed proxy card using the envelope provided. If you do attend the annual meeting, you may withdraw your proxy and vote your shares in person.

Sincerely,

Ray J. Oleson Chairman of the Board of Directors

SI INTERNATIONAL, INC.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 9, 2008

        You are invited to attend the SI International, Inc. Annual Meeting of Stockholders to be held on Monday, June 9, 2008 at 8:00 a.m., local time, at the Skyline Room of the Tower Club located at 8000 Towers Crescent Drive, Suite 1700, Vienna, Virginia 22182.

        The matters proposed for consideration at the meeting are:

  1.
  The election of S. Bradford Antle, Maureen A. Baginksi and James E. Crawford, III as Class III Directors serving a three (3) year term.

  2.
  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

  3.
  The transaction of such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 25, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

James E. Daniel Senior Vice President, General Counsel, and Secretary

Reston, Virginia
April 18, 2008

TABLE OF CONTENTS

GENERAL	1
SOLICITATION	1
VOTING RIGHTS AND OUTSTANDING SHARES	1
REVOCABILITY OF PROXIES	2
HOUSEHOLDING OF PROXY MATERIALS	2
BENEFICIAL OWNERSHIP	3
ELECTION OF DIRECTORS	6
DIRECTOR COMPENSATION	13
EXECUTIVE OFFICERS	15
COMPENSATION DISCUSSION AND ANALYSIS	16
REPORT OF THE COMPENSATION COMMITTEE	27
EXECUTIVE COMPENSATION	28
SUMMARY COMPENSATION TABLE	28
GRANTS OF PLAN-BASED AWARDS	30
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	31
OPTION EXERCISES AND STOCK VESTED	32
NON-QUALIFIED DEFERRED COMPENSATION	32
EQUITY COMPENSATION PLAN INFORMATION	34
EXECUTIVE EMPLOYMENT CONTRACTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39
REPORT OF THE AUDIT COMMITTEE	40
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
DEADLINE FOR STOCKHOLDER PROPOSALS	44
ADDITIONAL INFORMATION	45
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	45

SI INTERNATIONAL, INC.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on June 9, 2008

GENERAL

        This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders, or the Annual Meeting, of SI International, Inc., which we refer to as SI International or the Company, to be held on Monday, June 9, 2008 at 8:00 a.m., local time, at the Skyline Room of the Tower Club located at 8000 Towers Crescent Drive, Suite 1700, Vienna, Virginia 22182.

        The purpose of the Annual Meeting and a description of the matters to be acted upon at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about May 9, 2008. We are also mailing to stockholders, along with this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 29, 2007. The enclosed proxy card is solicited by our Board of Directors and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy card in the accompanying form will be voted at the Annual Meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board "FOR" each of the proposals presented in this proxy statement. Those recommendations are described later in this proxy statement.

SOLICITATION

        SI International will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, Directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement and our annual report to beneficial owners of common stock, and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING RIGHTS AND OUTSTANDING SHARES

        The Board of Directors has fixed the close of business on April 25, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Votes via the internet, cast in person or by proxy, abstentions and broker non-votes (which we define below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the Annual Meeting. Ballots marked "abstain" will be counted as present and entitled to vote for purposes of determining whether a quorum exists for matters subject to a vote by the stockholders. If, with respect to any shares, a broker or other nominee submits a proxy card indicating that instructions have not been received from the beneficial owners or the persons entitled to vote, and if that broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining whether a quorum exists for matters subject to a vote by the stockholders. As of March 31, 2008, we had 13,200,059 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote.

        ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE BY INTERNET AS INDICATED ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE.

        IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

        YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU ARE PRESENT AT THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON AND THE PROXY WILL NOT BE USED.

        PLEASE READ THE PROXY STATEMENT CONTAINED IN THIS BOOKLET FOR FURTHER INFORMATION CONCERNING THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THE USE OF THE PROXY.

REVOCABILITY OF PROXIES

        You may revoke the proxy at any time before it is exercised in the following ways:

  •
  You may make delivery of a written notice of revocation to our Corporate Secretary. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: SI International, Inc., 12012 Sunset Hills Road, Suite 800, Reston, Virginia 20190, Attention: Corporate Secretary.

  •
  You may attend the Annual Meeting in person and revoke your proxy by either giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting in person.

  •
  You may submit another proxy bearing a later date.

  •
  If you hold your shares in "street name," you must contact your broker or other nominee to determine how to revoke your original proxy.

        The only items of business that the Board intends to present or knows will be presented at the Annual Meeting are the items discussed in this proxy statement. The proxy confers discretionary authority upon the persons named in it, or their substitutes, to vote on any other items of business that may properly come before the meeting. All holders of record of our common stock at the close of business on April 25, 2008 will be eligible to vote at the Annual Meeting.

HOUSEHOLDING OF PROXY MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver to you a separate copy of either document if you write the Corporate Secretary at the following address: SI International, Inc., 12012 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary. If you and any other stockholders of the Company want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

BENEFICIAL OWNERSHIP

        The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of March 31, 2008 by:

  •
  Each person we know to beneficially own more than 5% of our common stock,

  •
  Each Director and nominee for Director,

  •
  Each of our executive officers named in the Summary Compensation Table under "Executive Compensation" below, and

  •
  All of our Directors and executive officers as a group.

        On March 31, 2008, we had 13,200,059 shares of common stock outstanding. Except as noted, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or beneficial owner of more than 5% of our common stock, or is based on filings with the Securities and Exchange Commission, which we sometimes refer to as the SEC. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the common stock has been determined for this purpose in accordance with the Securities Exchange Act of 1934, as amended, which provides, among other things, that a person is deemed to be the beneficial owner of the common stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the common stock. Unless otherwise indicated below, the address of those identified in the table is SI International,  Inc., 12012 Sunset Hills Road, Suite 800, Reston, Virginia 20190.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Ray J. Oleson(1)	304,003	2.3%
S. Bradford Antle(2)	196,897	1.5%
Thomas E. Dunn(3)	127,668	*
Dr. Walter J. Culver(4)	105,789	*
Thomas E. Lloyd(5)	95,659	*
P. Michael Becraft(6)	60,875	*
Harry D. Gatanas(7)	57,800	*
Marylynn Stowers(8)	55,800	*
Gen. R. Thomas Marsh (USAF—Ret.)(9)	26,677	*
James E. Crawford, III(10)	24,362	*
Charles A. Bowsher(11)	18,125	*
Edward H. Sproat(12)	16,849	*
John P. Stenbit(13)	15,625	*
Leslee H. Belluchie(14)	13,500	*
Gen. Dennis J. Reimer (USA—Ret.)(15)	6,875	*
Maureen A. Baginski(16)	6,250	*
Artisan Partners Ltd Partnership, 875 E. Milwaukee Ave., Ste 800, Milwaukee, WI 53202(17)	1,993,600	15.1%
Alger Associates, 111 Fifth Ave., New York, NY 10003(18)	1,244,000	9.4%
TimesSquare Capital Mgmt., LLC, 1177 Avenue of the Americas, New York, NY 10036(19)	1,205,750	9.1%
Wells Fargo & Co., 420 Montgomery St., San Francisco, CA 94104(20)	976,876	7.4%
Neuberger Berman Inc., 605 Third Ave., New York, NY 10158(21)	919,100	6.9%
FMR Corp., 82 Devonshire Street, Boston, MA 02109(22)	852,837	6.5%
Barclays Global Investors, NA(23)	724,422	5.5%
Dimensional Fund Advisors LP(24)	693,492	5.3%
All executive officers and Directors as a group (16 individuals)(25)	1,132,754	8.6%

*
Represents less than 1% of our outstanding stock

(1)
Includes approximately 127,156 shares subject to option exercise by Mr. Oleson within 60 days.

(2)
Includes approximately 146,321 shares subject to option exercise by Mr. Antle within 60 days, approximately 23,500 shares of restricted stock that Mr. Antle is entitled to vote, 1,000 shares held jointly with Mr. Antle's spouse, 3,000 shares held by Mr. Stephen B. Antle IRA FBO Mr. Stephen B. Antle, and 400 shares, held by Mr. Antle as custodian for his children.

(3)
Includes approximately 71,349 shares subject to option exercise by Mr. Dunn within 60 days, and approximately 15,250 shares of restricted stock that Mr. Dunn is entitled to vote.

(4)
Includes 76,030 shares held jointly with Dr. Culver's spouse, approximately 1,875 shares of restricted stock that Dr. Culver is entitled to vote, and approximately 27,884 shares subject to option exercise by Dr. Culver within 60 days.

(5)
Includes approximately 43,933 shares subject to option exercise by Mr. Lloyd within 60 days, and approximately 1,500 shares of restricted stock that Mr. Lloyd is entitled to vote.

(6)
Includes approximately 550 shares held jointly with Mr. Becraft's spouse, approximately 51,825 shares subject to option exercise by Mr. Becraft within 60 days, approximately 8,500 shares of restricted stock that Mr. Becraft is entitled to vote.

(7)
Includes approximately 47,300 shares subject to option exercise by Mr. Gatanas within 60 days, and approximately 8,500 shares of restricted stock that Mr. Gatanas is entitled to vote.

(8)
Includes approximately 47,300 shares subject to option exercise by Ms. Stowers within 60 days, and approximately 8,500 shares of restricted stock that Ms. Stowers is entitled to vote.

(9)
Includes approximately 14,982 shares subject to option exercise by General Marsh within 60 days, and approximately 1,875 shares of restricted stock that General Marsh is entitled to vote.

(10)
Includes 4,606 shares subject to option exercise by Mr. Crawford within 60 days, and approximately 1,875 shares of restricted stock that Mr. Crawford is entitled to vote.

(11)
Includes approximately 16,250 shares subject to option exercise by Mr. Bowsher within 60 days, and approximately 1,875 shares of restricted stock that Mr. Bowsher is entitled to vote.

(12)
Includes approximately 14,974 shares subject to option exercise by Mr. Sproat within 60 days, and approximately 1,875 shares of restricted stock that Mr. Sproat is entitled to vote.

(13)
Includes approximately 13,750 shares subject to option exercise by Mr. Stenbit within 60 days, and approximately 1,875 shares of restricted stock that Mr. Stenbit is entitled to vote.

(14)
Includes approximately 5,000 shares subject to option exercise by Ms. Belluchie within 60 days, and approximately 8,500 shares of restricted stock that Ms. Belluchie is entitled to vote.

(15)
Includes approximately 5,625 shares subject to option exercise by General Reimer within 60 days, and approximately 1,250 shares of restricted stock that General Reimer is entitled to vote.

(16)
Includes approximately 2,500 shares subject to option exercise by Ms. Baginski within 60 days, and approximately 3,750 shares of restricted stock that Ms. Baginski is entitled to vote.

(17)
According to the Schedule 13G filed on February 13, 2008, (i) Artisan Partners Ltd. Partnership, Artisan Investment Corporation, ZFIC, Inc. and Andrew A. Ziegler have the shared power to vote or direct the vote of 1,779,500 shares, and the shared power to dispose or direct the disposition of 1,993,600 shares, (ii) Carlene M. Ziegler has the shared power to vote or direct the vote of 1,533,300 shares, and the shared power to dispose or direct the disposition of 1,710,700 shares, (ii) Artisan Funds, Inc. has the shared power to vote or direct the vote of 1,079,000 shares, and the shared power to dispose or direct the disposition of 1,079,000 shares, (iii) the shares were acquired on behalf of the discretionary clients of Artisan Partners, (iv) Artisan Partners holds 1,994,600 shares, including 1,079,000 shares on behalf of Artisan Funds, and (v) persons other than Artisan Partners are entitled to receive all dividends from, and proceeds from the sale of, those shares.

(18)
According to the Schedule 13G filed on January 15, 2008: (i) Alger Associates, Inc. and Fred Alger Management, Inc. have the sole power to vote or direct the vote of 1,244,000 shares, and the sole power to dispose or direct the disposition of 1,244,000 shares, (ii) Fred Alger Management, Inc. is directly owned by Alger Associates, Inc., and (iii) by virtue of the Alger family's ownership of a controlling interest in Alger Associates, Inc., ownership of the shares may be imputed to the Alger family.

(19)
According to the Schedule 13G filed on January 30, 2008: (i) TimesSquare Capital Management, LLC has the sole power to vote or direct the vote of 1,107,750 shares, and the sole power to dispose or direct the disposition of 1,205,750 shares, (ii) TimesSquare Capital Management, LLC is an investment adviser and is deemed to beneficially own the shares as a result of the ownership of shares by its investment advisory clients, and (iv) to the knowledge of TimesSquare Capital Management, LLC, none of its investment advisory clients owns an individual interest of more than 5% of such shares.

(20)
According to the Schedule 13G filed on January 25, 2008: (i) Wells Fargo & Company ("Wells Fargo") has the sole power to vote or direct the vote of 623,904 shares, the shared power to dispose or direct the disposition of 651 shares, and the sole power to dispose or direct the disposition of 976,876 shares, (ii) Wells Capital Management Incorporated ("Wells Capital") has the sole power to vote or direct the vote of 287,222 shares, and the sole power to dispose or direct the disposition of 976,876 shares; (iii) Wells Fargo is a parent holding company; and (iv) Wells Capital is a registered investment advisor and a subsidiary of Wells Fargo.

(21)
According to the Schedule 13G filed on February 12, 2008: (i) Neuberger Berman Inc. and Neuberger Berman, LLC have the shared power to vote or direct the vote of 724,000 shares, and the shared power to dispose or direct the disposition of 919,100 shares, (ii) Neuberger Berman Management Inc. and Neuberger Berman Equity Funds have the shared power to vote or direct the vote of 724,000 shares, and the shared power to dispose or direct the disposition of 724,000 shares, (iii) Neuberger Berman Inc. owns 100% of Neuberger Berman, LLC and Neuberger Berman Management Inc., (iv) Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to have beneficial ownership since they both have shared power to make decisions whether to retain or dispose and vote the securities, and they serve as sub-adviser and investment manager, respectively, of Neuberger Berman's mutual funds which hold the shares, and (v) no other Neuberger Berman, LLC advisory client has an interest of more than 5% of the Company's shares.

(22)
According to the Schedule 13G filed on February 14, 2008: (i) FMR LLC has the sole power to dispose or direct the disposition of 852,837 shares, (ii) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 852,837 shares as a result of acting as investment adviser to various registered investment companies, (iii) Fidelity Advisers Small Cap Stock Fund, one of those investment companies, is the beneficial owner of 668,137 shares, and (iv) Edward C. Johnson, III and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 852,837 shares owned by the funds. Members of Edward C. Johnson, III's family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(23)
According to the Schedule 13G filed on February 6, 2008: (i) Barclays Global Investors, NA ("Barclays NA") has the sole power to vote or to direct the vote of 266,373, and the sole power to dispose or direct the disposition of 314,569 shares, (ii) Barclays Global Fund Advisers ("Barclays Fund Advisers") has the sole power to vote or to direct the vote of 266,885 and the sole power to dispose or direct the disposition of 396,356 shares, and (iii) Barclays Global Investors, Ltd. ("Barclays Ltd.") has the sole power to dispose or direct the disposition of 13,497 shares.

(24)
According to the Schedule 13G filed on February 6, 2008, (i) Dimensional Fund Advisers LP has the sole power to vote or direct the vote of 693,492 shares, and the sole power to dispose or to direct the disposition of 693,492 shares; (ii) Dimensional Fund Advisers is a registered investment adviser furnishing investment advice to four investment companies registered under the Investment Company Act of 1940, and serving as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"); (iii) Dimensional Fund Advisers, in its role as investment adviser and manager, has the investment and voting power over the securities owed by the Funds, and may be deemed to beneficially own such shares even though the shares are owned by the Funds and Dimensional Advisers disclaims beneficial ownership thereof; and (iv) to the knowledge of Dimensional Fund Advisers, the interest in the securities by any one of the Funds singularly does not exceed 5% of the class of the company's securities.

(25)
Includes 491,999 shares beneficially held by current Directors and executive officers as a group and approximately 640,755 shares subject to option exercisable within 60 days of March 31, 2008 held by current Directors and executive officers as a group.

ELECTION OF DIRECTORS

(PROPOSAL 1)

        General.    The Company's Second Restated Certificate of Incorporation, which we refer to as our Charter, and the Company's Second Amended and Restated Bylaws, which we refer to as our Bylaws, provide for the classification of the Board of Directors into three classes (designated as Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of SI International or by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors.

        Our Board of Directors currently consists of ten (10) members. There are currently four (4) Class I Directors, whose terms expire at the 2009 Annual Meeting of Stockholders, three (3) Class II Directors, whose terms expire at the 2010 Annual Meeting of Stockholders, and three (3) Class III Directors, whose terms expire at this Annual Meeting (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

        Each of the nominees for election as a Class III Director is currently on the Board of SI International, has been nominated by the Board of Directors, upon unanimous recommendation of the Corporate Governance Committee, and has indicated his or her willingness to serve, if elected. If any of the nominees for election as a Class III Director should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. If elected at the Annual Meeting, each of the three nominees would serve until the 2011 Annual Meeting (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

        If a quorum is present and no stockholder has exercised cumulative voting rights, the Directors will be elected by a plurality of the votes of the shares cast in person or by proxy at the meeting. Abstentions and broker non-votes have no effect on the vote. If a stockholder has exercised cumulative voting rights, the three candidates receiving the highest number of affirmative votes of the shares entitled to be voted for such Directors will be elected Directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. It is not anticipated that any nominee will be unable or unwilling to serve as a Director.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

NOMINATION OF CLASS III DIRECTORS

        The names, ages as of March 31, 2008, principal occupations and other information concerning each nominee for Class III Director, are set forth below.

        S. Bradford Antle, 52, has served on our Board of Directors and as our Chief Executive Officer since September 2005 and has served as our President since 2001. He previously served as our Chief Operating Officer from 2001 until September 2005, and as Executive Vice President from June 1999 until his promotion to Chief Operating Officer. From 1996 to 1999, he served as the Director of Washington Technical Operations for Lockheed Martin, and from 1992 to 1996 he served in positions with Martin Marietta, a predecessor entity of Lockheed Martin. From 1985 to 1992, he served in various capacities for General Electric. Mr. Antle serves on the boards of the Software and Systems Consortium, Inc. and the National Defense Industry Association, industry non-profit entities, and the

Boys and Girls Club of Greater Washington, D.C. and the Fairfax Education Foundation, both non-profit entities.

        Maureen A. Baginski, 53, has served on our Board of Directors since October 2006. Since October 2006, she has served as the President of the National Security Systems Division of Sparta, Inc., a systems engineering and advanced technology company supporting the federal government, primarily at the Department of Defense and NASA. Prior to joining Sparta, Ms. Baginski served as a director of BearingPoint beginning in 2005 and during 2006. She also served as the Executive Assistant Director of Intelligence at the Federal Bureau of Investigation from 2003 to 2005, and a member of the senior executive service at the National Security Agency from 1979 to 2003. Ms. Baginski currently serves on the board of Argon ST, and also serves on its Governance and Compensation Committees.

        James E. Crawford III, 62, has served on our Board of Directors since October 1998. He is the founder and managing director of Triad Capital Management, LLC, a Chicago-based private equity investment firm. From 1992 through June 2006, he served as a managing director of Frontenac Company, L.L.C., a Chicago-based private equity investment firm. From 1984 to 1992, Mr. Crawford was a general partner of William Blair Venture Management Co., a venture capital fund. From 1986 to 1992, Mr. Crawford was a partner in William Blair & Company, an investment banking firm.

INCUMBENT DIRECTORS

        The names, ages as of March 31, 2008, principal occupations and other information concerning each incumbent Director are set forth below.

Incumbent Class I Directors

        Mr. Charles A. Bowsher, 76, was appointed to our Board of Directors in April 2003. From 1997 to 2001, Mr. Bowsher served on, and as Chairman of, the Public Oversight Board of the SEC Practice Section for the American Institute of Certified Public Accountants (AICPA). From 1981 to 1996, Mr. Bowsher served as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co. for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher previously served on the Board of Directors of American Express Bank, from which he retired in May 2004. Mr. Bowsher currently serves as a public member of the Board of Governors of the National Association of Securities Dealers (NASD). Mr. Bowsher is a certified public accountant and currently serves on the Advisory Council for the Public Company Accounting Oversight Board (PCAOB) and he also was the former head of the Public Oversight Board (POB), the predecessor to the PCAOB in regulating the accounting profession. Mr. Bowsher also currently serves on the board of directors of each of DeVry, Inc., where he also serves as Chairman of the Audit Committee and Federal Home Loan Bank, Office of Finance.

        Dr. Walter J. Culver, 70, served as our Vice Chairman and Director of Major Programs from 2002 until his retirement from management on January 14, 2005. Dr. Culver continues as a member of our Board of Directors and has been on our Board since 1998. Dr. Culver was one of the co-founders of the Company and served as our President and Chief Operating Officer from October 1998 to March 2001. From March 2001 until May 2002 he served as Chairman and Chief Executive Officer of SI International Telecom Corporation. He has held executive positions in our industry since 1971, and management positions since 1965. From September 1997 to October 1998 Dr. Culver was self employed as a consultant and the Interim Chief Executive Officer of Aydin Yazilim ve Elektronik Sanayi, A.S., of Ankara, Turkey, a subsidiary of Aydin Corporation. From 1996 to 1997, Dr. Culver served as an Executive Vice President at CACI, Inc. From 1968 to 1990, Dr. Culver held positions at Computer Sciences Corporation including President of Defense Systems Division, President of a diversified federal division of 2,000 employees, and Corporate Vice President of Systems Integration. Dr. Culver serves on the Board of Directors of AAC, Inc., and the Board of Advisers for Bantu, Inc. He is also a member of the Visiting Committee of the School of Engineering, Case Western Reserve University and serves as Chairman of its External Affairs Subcommittee.

        General Dennis J. Reimer (USA—Ret.), 68, has served on our Board of Directors since March 2006. He currently serves as Chief Strategy Officer and member of the Board for DeticaDFI, which is an intelligence information firm specializing in all areas of National Security and which is a wholly owned subsidiary of Detica plc in the United Kingdom. Prior to assuming his current position, he was the President of DFI International Government Services in Washington D.C, a research, analysis and consulting firm supporting the federal government in areas such as homeland security, defense, intelligence issues and counter-terrorism programs. Upon retirement from the U.S. Army, General Reimer served as the first Director of the National Memorial Institute for the Prevention of Terrorism in Oklahoma City from 2000 to 2005. His military career included service as the 33rd Chief of Staff of the U.S. Army; Commanding General 4th Infantry Division at Fort Carson, Colorado; Deputy Chief of Staff for Operations U.S. Army during Operation Desert Storm; Vice Chief of Staff U.S. Army, Operation; and Commanding General U.S. Army Forces Command in Atlanta, Georgia. From 2000 to the present, he has served on the Board of Directors of DRS Technologies, Inc., and serves on its Compensation, Nominating and Corporate Governance, and Ethics Committees. General Reimer also serves as a director of Mutual of America.

        Edward H. Sproat, 69, has served on our Board of Directors since November 2000. Mr. Sproat, former President of Network Services at Bell Atlantic, brings over 38 years of experience in the telecommunications field. From June 1993 until his retirement in June 2000, he was President and Chief Operating Officer of Bell Atlantic Networks, which included all of its engineering, procurement, construction and operations. Prior to then, Mr. Sproat served as Vice President of Operations and Chief Operating Officer of Bell Atlantic-New Jersey and Vice President of Operations, Bell Atlantic Business Systems Services and Assistant Vice President of Financial Management for Bell Atlantic. Mr. Sproat formerly served on the Board of Directors of New Jersey Bell and Somerset Medical Center. Mr. Sproat previously served as a director of Evolving Systems, Inc., a provider of services software products, during calendar year 2002, where he also served as a member of the Audit Committee.

Incumbent Class II Directors

        Ray J. Oleson, 63, has served as the Chairman of our Board of Directors since he founded our company in October 1998. He also served as the Chief Executive Officer of our company from October 1998 until September 2005. He has held executive positions in our industry since 1977, and management positions since 1969. From 1990 to 1996 he was President and Chief Operating Officer of CACI, Inc., the primary wholly owned subsidiary of CACI International Inc. From 1987 to 1990 Mr. Oleson was the Operating Division President of one of CACI's business units focused on federal government business. From 1985 to 1987 he served as President and Chief Operating Officer of Systems and Applied Sciences Corporation and from 1984 to 1985 he was Vice President, Marketing for that company. From 1977 to 1984 Mr. Oleson served as a Vice President of Computer Sciences Corporation. Mr. Oleson serves on the Board of Directors of AFCEA International, and of Enterprise Solutions Division for the Information Technology Association of America, both of which are non-profit professional associations.

        General R. Thomas Marsh (USAF—Ret.), 83, has served on our Board of Directors since December 1998. From 1996 to 1997, General Marsh served as the Chairman of the President's Commission on Critical Infrastructure Protection. From 1989 to 1991, he served as Chairman of Thiokol Corporation. General Marsh retired from active military duty with the Air Force in 1984. His military career included service as the Commander of the Electronics Division at Hanscom Air Force Base, Massachusetts and Commander of the Air Force Systems Command. He served on the Board of

Directors, and as the Chairman of the Audit Committee, of Teknowledge until November 2005. He is also an advisor to the Georgia Tech Research Institute and is a Trustee Emeritus of the MITRE Corporation. He is a former Executive Director of the Air Force Aid Society.

        John P. Stenbit, 67, has served on our Board of Directors since April 2004. From 2001 to his retirement in March 2004, Mr. Stenbit served as the Assistant Secretary of Defense for Command, Control, Communications, and Intelligence (C3I) and later as Assistant Secretary of Defense of Networks and Information Integration/Department of Defense Chief Information Officer, the C3I successor organization. From 1977 to 2001, he served as an Executive Vice President of TRW. He was a Fulbright Fellow and Aerospace Corporation Fellow at the Technische Hogeschool, Einhoven, Netherlands. He has chaired the Science and Technology Advisory Panel to the Director of Central Intelligence and the Research, Engineering and Development Advisory Committee for the Administrator of the Federal Aviation Administration. He has also served as a member of the Science Advisory Group to the directors of Naval Intelligence, Science Advisory Group for the Defense Communications Agency, Defense Science Advisory Board, the Navy Studies Board, and the National Research Council Manufacturing Board. He is currently a self-employed consultant. He also currently serves on the board of directors of each of SM&A Corporation, Cogent Systems, Inc., Loral Space and Communication, Inc. and Viasat, Inc. Mr. Stenbit serves on the Audit and Governance and Nomination Committees for SM&A Corporation, the Audit, Compensation, and Nominating and Corporate Governance Committees for Cogent Systems, Inc., the Audit Committee of Loral Space and Communication, Inc., and the Compensation and Nominating and Corporate Governance Committees for Viasat, Inc. Mr. Stenbit also serves on the Board of Trustees for the MITRE Corporation.

Election of Additional Directors

        SI International may seek to identify one to two additional qualified individuals for consideration to serve as an independent Director of the Board. If SI International finds a qualified person to fill such position, it is anticipated that the Board could fill the Class III directorship vacancy created upon the resignation of Walter Florence in January 2007. The Board could also create either a new Class II directorship by increasing the number of Board members from ten to eleven or by appointing such person to any vacancy that occurs on the Board. The nomination of a candidate for this Board of Director position is subject to recommendation by the Corporate Governance Committee and the appointment of the Board of Directors. The nominee will not be elected by stockholder vote because newly created directorships and vacancies on the Board may be filled by the affirmative vote of the majority of Directors then in office, even if less than a quorum of the Board. A Director elected by the Board to fill a vacancy shall serve for the remainder of the full term of the class of Director in which the vacancy occurred and until such Director's successor is elected and qualified. For a description of the procedure by which stockholders may submit Director nominations, please see "Committees of the Board—Corporate Governance Committee" below.

Corporate Governance

        The Board has adopted a set of corporate governance principles, which, along with the written charters for our Board committees described below, the Charter and the Bylaws, provide the framework for the Board's governance of the Company. Our corporate governance principles and the written charters of our Board committees are available both on the "Investors" section of our website at www.si-intl.com and in print, free of charge, to any stockholder who requests it.

Independence and Composition

        Our Charter, and the listing standards of the NASDAQ Stock Market, which we refer to as the NASDAQ listing standards, each require that a majority of our Board of Directors be "independent" Directors, as defined in our Charter and the NASDAQ listing standards. In addition, our corporate governance principles require that we strive to have either a substantial majority of "independent" Directors or enough "independent" Directors on the Board so that, in the event one "independent" Director were to resign, die, or be removed from the Board, a majority of the remaining Board would still consist of "independent" Directors.

        The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee at a meeting of the full Board, has determined that Ms. Baginski, and Messrs. Bowsher, Crawford, Marsh, Reimer, Sproat and Stenbit, representing a majority of our Board of Directors, are "independent" as defined in the NASDAQ listing standards and our Charter. The Board made its determination based on information furnished by all directors regarding their relationships with the Company, including those disclosed for Ms. Baginski under the "Certain Relationships and Related Transactions" section of this proxy statement, and research conducted by management. In addition, the Board consulted with the Company's counsel to ensure that the Board's determination would be consistent with all relevant securities laws and regulations as well as the NASDAQ listing standards.

Stockholder Communications with Directors

        The Company has a process whereby our stockholders can send communications to our Directors. This process is described in detail on our website at www.si-intl.com and in print, free of charge, to any stockholder who requests it.

Board and Committee Meetings and Attendance

        During fiscal year 2007, there were six meetings of the Board. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a Director or committee member, respectively. In addition, the Board took action by unanimous written consent in lieu of meeting one time during fiscal year 2007. Our corporate governance principles provide that it is the responsibility of individual Directors to make themselves available to attend, on a consistent basis, scheduled and special Board and committee meetings and the Annual Meeting of Stockholders on a consistent basis. All of our Directors, who were serving at the time, attended the 2007 Annual Meeting of Stockholders, with the exception of Messrs. Stenbit and Bowsher.

        In addition, non-management members of the Board of Directors met in executive session four times in fiscal year 2007. Pursuant to our corporate governance principles, the Board is required to designate an independent Director to serve as lead or presiding Director (and in the absence of such appointment, the Chairman of the Corporate Governance Committee will perform the function of lead or presiding Director) to preside when the Board meets in executive session. Mr. Bowsher has been previously designated by the Board of Directors as the lead Director. Mr. Bowsher served as the lead Director at all meetings held in executive session in 2007, with the exception of one executive session during which General Marsh presided.

Committees of the Board

        The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each of which deals with specific areas of the Board's responsibility.

Audit Committee

        The Board of Directors has established an Audit Committee, which is governed by a written charter, which is available both on the "Investors" section of our website at www.si-intl.com and in print, free of charge, to any stockholder who requests it. The Audit Committee reviews the professional services provided by our independent registered public accounting firm, the independence of our independent registered public accounting firm from our management, our annual financial statements and our system of internal control over financial reporting. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder, which we collectively refer to as the Exchange Act, and the NASDAQ listing standards. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee, has determined that all current members of the Audit Committee meet the audit committee composition and independence requirements of the Exchange Act and the NASDAQ listing standards and that Mr. Charles A. Bowsher is an "audit committee financial expert" as defined in the Exchange Act.

        The Audit Committee met six times during fiscal year 2007. The current members of the Audit Committee are Mr. Bowsher, who serves as Chairman, Ms. Baginski, General Marsh and Mr. Sproat.

Compensation Committee

        The Board of Directors has established a Compensation Committee, which is governed by a written charter, which is available both on the "Investors" section of our website at www.si-intl.com and in print, free of charge, to any stockholder who requests it. The NASDAQ listing standards require that the Compensation Committee consist solely of independent Directors. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee, has determined that all current members of the Compensation Committee are "independent" as defined in the NASDAQ listing standards.

        The Compensation Committee met five times during fiscal year 2007. In addition, the Compensation Committee took action by unanimous written consent in lieu of meeting three times during fiscal year 2007. The current members of the Compensation Committee are Mr. Sproat, who serves as Chairman, and Messrs. Crawford, Reimer, and Stenbit.

Corporate Governance Committee

        The Board of Directors has established a Corporate Governance Committee, which is governed by a written charter, which is available both on the "Investors" section of our website at www.si-intl.com and in print, free of charge, to any stockholder who requests it. The Corporate Governance Committee oversees and reviews nominations for our Board of Directors and evaluates and recommends corporate governance compliance policies and procedures applicable to SI International. In addition, the Corporate Governance Committee is charged with the task of assessing the performance of the Board of Directors on an annual basis and overseeing the annual self-assessments carried out by each of the committees of the Board, including the Corporate Governance Committee itself. The purpose of each of these assessments is to monitor the effectiveness of the Board and the committees, gather information regarding the ability of the Board and the committees to fulfill their mandates and responsibilities, and provide a basis for further evaluation and improvement of the policies of the Board and the committees.

        Our Board has adopted a policy that the Corporate Governance Committee endeavor to identify individuals to serve on the Board who have expertise that is useful to us and complementary to the background, skills and experience of the other members of the Board. The Corporate Governance Committee's assessment of the composition of the Board includes the following considerations: (a) the skills of each member of the Board, which includes an analysis of each Director's business and management experience, information technology and government contractor industry experience, professional services industry experience, accounting experience, finance and capital markets experience, and level of understanding of corporate governance regulations and public policy matters, (b) the characteristics of each member of the Board, which includes an analysis of each Director's ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) the general composition of the Board of Directors, which includes an analysis of the diversity, age and public company experience of the Directors. The principal qualification for a Director is the ability to act in the best interests of the Company and its stockholders.

        The Corporate Governance Committee also considers Director nominees recommended by stockholders. The deadline for submissions of proposals for the 2009 Annual Meeting can be found under the section of this proxy statement captioned "Deadline for Stockholder Proposals."

        In order to nominate a Director nominee, a stockholder's proposal must comply with all of the requirements of Rule 14a-8 as promulgated under the Exchange Act. In addition, any such proposals must include the following:

  •
  the name and address of the stockholder submitting the proposal, as it appears on our stock records, and of the beneficial owner thereof;

  •
  the number of shares of stock of each class that are owned beneficially and of record by the stockholder and the beneficial owner;

  •
  a description of all arrangements or understandings between the stockholder and the Director nominee and any other person pursuant to which the nomination is to be made by the stockholder; and

  •
  all information relating to the Director nominee that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a Director nominee and to serving as a Director if elected).

        The Corporate Governance Committee does not evaluate Director candidates recommended by stockholders any differently than it evaluates Director candidates recommended by our Directors, management or employees.

        The NASDAQ listing standards require that the Corporate Governance Committee consist solely of independent Directors. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee, has determined that all current members of the Corporate Governance Committee are "independent" as defined in the NASDAQ listing standards.

        During fiscal 2007, the Corporate Governance Committee met four times. The current members of the Corporate Governance Committee are Mr. Crawford, who serves as Chairman, and Messrs. Bowsher, Marsh, and Stenbit.

Code of Ethics

        Our Directors, as well as our officers and employees, are also governed by our Code of Ethics, which we refer to as our Code. The current version of our Code is available both on our website at www.si-intl.com or in print, free of charge, to any stockholder who requests it. We revised our Code of Ethics in December 2006, and it was reviewed again in November 2007 by the Corporate Governance Committee as part of its annual review of corporate governance standards. Amendments to, or waivers from, a provision of the Code that apply to our Directors, executive officers or corporate controller will be posted to our website within five business days following the date of the amendment or waiver.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Messrs. Crawford, Florence, Reimer, Sproat, and Stenbit served as the members of the Compensation Committee of our Board of Directors during our recently completed fiscal year 2007. None of these individuals has ever served as an officer or employee of the Company.

        The following table shows the compensation paid to our non-employee directors during fiscal year 2007:

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) (f)	All Other Compensation ($) (g)	Total ($) (h)
Maureen A. Baginski	$34,000	$29,388	$35,912	—	—	—	$99,300
Charles A. Bowsher	$44,000	$6,470	$7,819	—	—	—	$58,289
James E. Crawford, III	$40,000	$6,470	$7,819	—	—	—	$54,289
Walter J. Culver(4)	$30,000	$6,470	$7,819	—	—	$24,766	$69,055
Walter C. Florence(5)	—	—	—	—	—	—	—
General R. Thomas Marsh (USAF—Ret.)	$38,667	$6,470	$7,819	—	—	—	$52,956
General Dennis J. Reimer (USA—Ret.)	$34,000	$4,844	$72,083	—	—	—	$110,927
Edward H. Sproat	$46,000	$6,470	$7,819	—	—	—	$60,289
John P. Stenbit	$36,000	$6,470	$7,819	—	—	—	$50,289

(1)
The stock awards will vest over a period of three (3) years from the respective grant date with accelerated vesting upon the occurrence of a designated change of control event. The amount in this column represents the expense amount recognized by the Company for fiscal year 2007 under Financial Accounting Standards Board Statement of Financial Accounting Standards No 123 (revised 2004) Share-Based Payment (FAS 123R). The Company's calculation of the expense amount for FAS 123R purposes is based upon a model that includes subjective assumptions, which are set forth in and discussed in more detail in the footnotes to the financial statements for the Company contained in its Annual Report on Form 10-K for fiscal year 2007.

(2)
The stock option awards will vest over a period of three (3) years from the respective grant date with accelerated vesting upon the occurrence of a designated change of control event. In each case, the expense amount for FAS 123R purposes was determined using the Black-Scholes Model. This model was developed to estimate the fair value of trade options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. As noted above, the assumptions are set forth in the financial statement footnotes to the Company's Annual Report on Form 10-K for fiscal year 2007.

(3)
The Company Non-Qualified Deferred Compensation Plan provides returns that match the returns on the funds in which the deferred amounts are invested and therefore, the Company does not believe that any portion of the return is deemed above market or preferential in nature.

(4)
The amounts included in column (g) for Dr. Culver includes $24,766, which represents consulting fees paid to Dr. Culver for consulting services performed in support of a proposal effort for the Company under the Consulting Agreement with the Company dated November 29, 2004. The Consulting Agreement with Dr. Culver was previously approved by the Company's Audit Committee and is subject to annual review.

(5)
Mr. Florence resigned from the Board of Directors effective January 2, 2007.

        Directors who are also employees of the Company do not receive any cash compensation from us for their services as members of the Board. For fiscal 2007, the following describes the annual monetary compensation for each non-employee Director, including for service as a Chair or member on a Committee of the Board of Directors:

Annual Fees
Non-Employee Director Annual Retainer	$30,000
Audit Committee Chair	12,000
Audit Committee Member (other than Chair)	4,000
Compensation Committee Chair	12,000
Compensation Committee (other than Chair)	4,000
Corporate Governance Committee Chair	6,000
Corporate Governance Committee (other than Chair)	2,000

        Each of the fees was pro-rated for the period of the director's service and paid quarterly. For fiscal year 2008, the Company has elected to raise the annual retainer to $36,000, but the fees paid to those serving as a chair or member of a Board Committee will remain the same as those paid in fiscal year 2007.

        In addition, our non-employee Directors are eligible to receive non-qualified stock and stock option awards under our 2002 Amended and Restated Omnibus Stock Incentive Plan. During fiscal year 2007, directors first appointed to serve on the Board of Directors received an equity grant comprised of a stock award for 2,500 shares of restricted common stock and a stock option to purchase 7,500 shares of common stock. Further, during fiscal year 2008, directors who are continuing their service as a member of the Board of Directors will receive an equity grant comprised of a restricted stock award for 625 shares of restricted common stock and a stock option to purchase 1,875 shares of common stock. The restricted stock and stock option awards made to our Directors will vest over a period of three (3) years from the respective grant date. Grants to directors contain a provision for acceleration of vesting upon the occurrence of a designated change of control event. The exercise price of the options was 100% of the fair market value of our common stock on the date of grant.

        We currently have reserved 2,920,000 shares of our common stock for issuance under the 2002 Amended and Restated Omnibus Stock Incentive Plan. In addition to our non-employee Directors, all of our employees are eligible to receive stock awards and stock option grants under this plan. The Board may terminate the plan at any time.

EXECUTIVE OFFICERS

        As of March 31, 2008, the executive officers of the Company were Ray J. Oleson, Executive Chairman of the Board of Directors, and S. Bradford Antle, President and Chief Executive Officer, (the biographies of whom are included in "Election of Directors" above), and the following six persons indicated in the table below:

Name, Age	Positions and Offices With the Company	Other Employment in Past Five Years
P. Michael Becraft, 63	Executive Vice President, Mission Services Group (since 2005) Senior Vice President, Homeland Security Business Unit (2003-2005)	Acting Deputy Commissioner of U.S. Department of Homeland Security (2001-2003)
Thomas E. Dunn, 56	Executive Vice President, Chief Financial Officer, and Treasurer (since 2001)
Harry D. Gatanas, 61	Executive Vice President, Strategic Programs Group (since 2005)	Senior Acquisition Executive, NSA (2004-2005); Chief Executive Officer, Global Services (2002-2003)
Leslee Gault Belluchie, 46	Executive Vice President and Chief Marketing Officer (since 2006)
Partner, IBM (2005-2006); President and Chief Executive Officer, NCR Teradata (2004-2005); Vice President, Business Development, Unisys (2004); Vice President, Business Development, Computer Sciences Corporation (1995-2004)
Thomas Lloyd, 73	Vice President, Corporate Development (since 2002) Vice President, Mergers and Acquisitions (1998-2002)
Marylynn Stowers, 47	Executive Vice President, IT Solutions Group (since 2005)	Vice President for Operations, Science Applications International Corp. (1997-2005)

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis (CD&A) describes the process we follow at SI International to ensure that our executive compensation programs help attract and retain the top tier talent needed to meet our goals and objectives. Our programs have been structured with the goal of establishing competitive base compensation and to provide for additional compensation and incentive programs based upon individual, business unit, and/or company-level performance. Our goal in establishing objectives for additional and incentive compensation programs is to focus our executives' performance on achieving financial results that we believe create the greatest opportunities for our stockholders to maximize returns on their investments. This CD&A provides details of the processes, metrics, and philosophy we employ to design our executive compensation plans and programs.

        The Board of Directors has established a Compensation Committee that is governed by a written charter, which is available on the "Investors" section of our website at www.si-intl.com. As used in this CD&A section, the term "Committee" refers to the Compensation Committee of our Board of Directors.

        The executive compensation philosophy at SI International centers around three direct compensation components: base salary, short term incentive (management performance incentive), and longer term incentives (such as, stock options and restricted stock awards). In designing compensation programs, the Company places a heavy emphasis on performance. Because compensation is tied to achieving important financial objectives or to increases in shareholder value, the performance-based components of our executive officers' compensation include (1) the annual management performance incentive, (2) stock option awards that are issued at fair market value, vest over a five-year period, and provide return to the executive only upon an increase in the company's stock price from the date of grant, and (3) stock awards issued in 2007 as performance-based awards and that vest only upon the achievement of specified financial objectives. As a result, a majority of each executive officer's total annual compensation opportunity is "at-risk" and tied to the Company's annual and long-term financial performance, as well as to the enhancement of shareholder value. The Company has benchmarked the total direct compensation opportunities for executives with the goal of linking such opportunities to performance. Our executive compensation programs are intended to provide that target financial performance will result in total direct compensation in the range of the 50-75th percentile of the median of our peer group companies. Base salary is generally kept consistent with market and reflects the complexity and scope of responsibilities for the executive.

        The performance of SI International for 2007, from a revenue and net operating income perspective, was below the threshold objectives established by the management team, reviewed with the Board and ultimately adopted as part of the management performance incentive in February 2007. Allocation to management performance incentive for financial goals in the areas of revenue and net income represented 75% of the overall management performance incentive measurement components for the management team. Since actual performance was below threshold performance in each of these two areas, the Chief Executive Officer recommended to the Compensation Committee that no management performance incentive be awarded to the management team for fiscal 2007. This is consistent with our philosophy to reward executives for achievement of short-term/annual performance objectives through award of management performance incentive.

Executive Compensation Roles and Governance

        Generally, our compensation process involves responsibilities delegated either to the Committee or to the Chief Executive Officer, dependent upon the type of compensation program and, for individual compensation actions, the level of the employee's position within the Company. The Committee is responsible for adopting, administering and maintaining programs and plans involving stock incentives, retirement plans, stock purchase, executive bonuses, deferred compensation, and other similar compensation programs, and any other compensation matters requested by the Board of Directors. In addition, the Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer and the other executive officers of the Company (including the named executive officers), as defined under Section 16 of the Securities Exchange Act of 1934, and those officers reporting directly to the Chief Executive Officer. The Committee is also responsible for the appointment of, and the establishment of compensation ranges for, all other officers of the Company. The Chief Executive Officer has the authority to approve all forms of compensation, inclusive of annual salary, target bonus percentage, and equity, for all other employees and other officers, with compensation for other officers falling within established pay ranges and within specified levels of individual equity grants.

        Management's role in the approval process for executive compensation actions to be approved by the Committee is to provide recommendations to the Committee. Our Chief Executive Officer makes recommendations to the Committee regarding executive compensation plans and programs that are designed to reward achievement of our goals and objectives. The Chief Executive Officer also makes recommendations to the Committee for base salary, short-term and long-term incentive compensation, and equity awards for our executive officers (other than himself and the Executive Chairman). Our Chief Executive Officer, in conjunction with other members of management, provides feedback regarding the performance of our executive officers, including their support in achieving our goals and objectives. Our Chief Executive Officer and Senior Vice President of Human Resources work with the Committee Chair to establish the agenda for Committee meetings and to prepare the materials for each Committee meeting.

        The Committee generally holds several scheduled meetings each year and additional meetings as the Committee members deem appropriate. The Committee may also hold executive sessions at each scheduled meeting. Our Chief Executive Officer participates in Committee meetings to provide information regarding our strategic objectives; evaluation of the performance of our executive officers; and compensation recommendations for our executive officers, as indicated above. Our Chief Executive Officer is not present for portions that involve deliberations of the Committee with respect to his own compensation. Our other officers may attend these meetings at the invitation of the Committee. The Committee believes input from management and outside advisors, as noted below, is valuable; however, the Committee makes its decisions based on independent analysis and assessment.

        Since 2007, the Committee has engaged Watson Wyatt Worldwide to serve as the Committee's consultant and plans to do so again for fiscal year 2008. Watson Wyatt Worldwide is independent from us and, except for its work on behalf of the Committee, has not been engaged to perform any work for us and has no prior relationship with management. Watson Wyatt Worldwide will report directly to the Committee and will engage with management as directed by the Committee.

        Since 2005, management has retained the services of Mercer, Inc. to support its work in a number of areas, including market compensation survey analysis, executive compensation trends, SEC disclosure requirements, and equity compensation trends and related industry market data. In preparing the materials it presents to the Committee, our Chief Executive Officer, our Senior Vice President of Human Resources, and management completes the requested analyses, produces the meeting materials and collaborates with the Committee's compensation consultant, management's compensation consultant, and consults with internal and external legal counsel in the administration and management of our compensation programs.

Overview of Our Executive Compensation Philosophy

        Our compensation program and policies are designed to attract, motivate and retain executives of outstanding ability in order to achieve our full potential and maximize the return to our stockholders.

        The primary objectives of our executive compensation program are to:

  •
  Provide total direct compensation opportunities that are competitive with opportunities provided to executives of comparable companies at comparable levels of performance;

  •
  Ensure that our executives' total compensation levels vary based on both our short-term financial performance and long-term growth in financial performance areas, such as revenue, net income and operating efficiency, which we believe are then reflected in increased stockholder value over time;

  •
  Focus and motivate executives on the achievement of defined objectives; and

  •
  Reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives.

        These objectives are achieved through the following principles of our executive compensation program:

  •
  Total target opportunity compensation for executive officers is benchmarked at the 50th percentile. We feel this is necessary to attract the talent necessary to run our organization.

  •
  The mix of total compensation elements reflects an appropriate balance between competitive market requirements and strategic business needs. We believe the opportunity for executives to receive additional compensation based upon achieving or exceeding established performance objectives properly aligns our equity programs and management's focus with the interests of our stockholders. With respect to the award of stock options and performance vested restricted stock, we believe our programs are focused on ensuring that those grants reward our executives when stockholders see an increase in their stock value.

  •
  A significant portion of each executive officer's compensation is at risk and the amount awarded annually is determined by Company and individual performance. As the officer's job responsibility increases, the portion of total compensation at risk increases.

  •
  Our short-term non-equity incentive compensation plan, which we refer to as the Management Performance Incentive Plan, provides the opportunity to earn total cash compensation at the upper quartile of competitive pay based on outstanding Company and individual performance.

  •
  Interests of executive officers are linked with the Company's stockholders through stock and stock option awards.

  •
  Benefits are market competitive and align to the framework of our fringe benefits package.

        We review all components of executive compensation annually to ensure ongoing competitive alignment of the executive base salary, target management performance incentive percentage, and equity incentive grants. This evaluation is completed in the second quarter using peer group compensation data from the prior year's peer group proxy statements filed with the SEC and published surveys (as described in more detail in the "Benchmarking and Peer Groups" section that follows) in order to produce meaningful benchmarks. Financial goals for the management performance incentive were established by the Committee in March 2007. In concert with our competitive evaluation cycle, executive base salary and target management performance incentive percentage recommendations were approved by the Committee in June 2007, and implemented in October 2007 with respect to the base salary increases. For fiscal year 2007, executive equity compensation recommendations were presented to and approved by the Committee in March 2007, and the equity compensation recommendations for fiscal year 2008 will be reviewed by the Committee in the first quarter of 2008.

Benchmarking and Peer Groups

        Management conducts a benchmarking analysis comparing existing compensation levels against the competitive market. The data used to conduct the benchmarking analysis include data reported by a group of publicly-traded peer companies. In establishing and maintaining our peer group, we strive to ensure that we identify companies that are most closely suited to our business activities and to ensure that we maintain an appropriate composition of key market competitors. Additionally, management secures market analysis information from Mercer and also considers executive compensation survey data obtained from nationally recognized survey providers, including the Western Management Survey (a survey targeted to Federal Government contractors), and the Mercer, Radford Surveys + Consulting, Culpepper & Associates, and Watson Wyatt Worldwide surveys—the dominant benchmark providers for SI International's industry. Management and the Committee utilize the information obtained through the benchmarking analysis, together with all other relevant materials, to make informed recommendations and decisions concerning both the composition of and the level of our executive compensation, and to assist in ensuring that our executive compensation plans and programs are aligned with our corporate compensation goals.

        Our peer group of publicly-traded companies is selected by management, with the Committee's concurrence, and is comprised of those public companies that compete in the Federal Government professional services and information technology marketplace, as identified in investment research for our sector. We review this peer group annually to identify potential new peers, and, where necessary, to consider changes to existing peers, including where the stock of an existing peer is no longer publicly traded as a result of an acquisition or merger. Other factors used to assess the inclusion within our peer group include market capitalization and annual revenue. For 2007, the peer group annual revenue ranged from $230 million to $1.9 billion, and the market capitalization ranged from approximately $103 million to under $1.9 billion. Our annual revenue target for the peer group generally approximates 50%-400% of our annual revenue to ensure a large enough sample of peers and to include those peers identified by us, as described above. Based on these criteria, the following peer companies were used during 2007 for benchmarking purposes (arrayed in descending order from largest to smallest in terms of revenue from the most recent four quarters of reporting):

  •
  CACI International Inc

  •
  ManTech International Corporation

  •
  SRA International, Inc.

  •
  ICF International, Inc.

  •
  Stanley, Inc.

  •
  MTC Technologies Inc.

  •
  NCI, Inc.

  •
  Dynamics Research Corporation

        As a result of the peer group review discussed above, we intend to add two additional peer group companies: Maximus, Inc. and VSE Corporation, to our peer group for fiscal year 2008.

Elements of Executive Compensation

        Our executive compensation program is comprised of the following components:

  •
  Total direct compensation, which includes base salary, short-term non-equity incentive compensation, and long-term equity incentive compensation; and

  •
  Indirect compensation, which includes retirement benefits, health and welfare benefits, and other perquisites.

Base Salary

        During fiscal year 2007 we focused on a pay-for-performance compensation methodology to evaluate Company performance and executive compensation relative to the peer group for 1- and 3-year periods based on fiscal year revenue, revenue growth, return on equity, earnings before interest and taxes (EBIT), earnings per share growth, and total stockholder return, as well as an overall average for all categories. The pay-for-performance analysis supports our objective of benchmarking all executive officer base salaries at approximately the competitive 50th percentile. Actual percentiles may vary from year to year because of the mix of executives in similar positions, but the overall objective is to remain consistent with base salaries for our executive officers that approximate the market median.

        Our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers serving as executive officers at the end of fiscal year 2007 (the "Named Executive Officers") were S. Bradford Antle, Thomas E. Dunn, Ray J. Oleson, Leslee H. Belluchie, and Harry D. Gatanas. To retain the competitive position of our executive's base salaries, effective October 1, 2007, we increased the salaries of our named executive officers by an average of 5.8%. The individual base salary increases ranged from 4.0% to 6.4%, and the base salaries of our named executive officers as of October 2007 were Messrs. Antle ($500,000), Dunn ($380,640), Oleson ($350,000), and Gatanas ($297,500), and Ms. Belluchie ($266,000). The increases reflected a number of factors, including market adjustments to account for some salaries that had been below market competitive benchmark. Increases for each executive individually were based on their target benchmarked salary and their contributions toward meeting significant business objectives in fiscal year 2006 and the first six months of fiscal year 2007.

        Increases in base salaries have the effect of increasing short-term incentive opportunities, which are discussed in the next section. In setting base salaries for the named executive officers, the Committee considers the effects of such increases.

Short-Term Non-Equity Incentive Program (Management Performance Incentive Plan)

        Our compensation philosophy emphasizes incentive pay to leverage both individual and organizational performance, with the incentive portion of total compensation increasing as the officer's job responsibility increases.

        As with the base salary methodology the objective is to set target awards that approximate the market median when target performance is achieved. The program is sufficiently leveraged such that when targets are not achieved, total cash compensation (TCC), which consists of base salary and cash bonuses under our Management Performance Incentive Plan, will be below market median. Similarly, when our financial performance exceeds established targets and reaches stretch objectives, incentive awards can generate TCC up to the 75th percentile of the peer group.

        To establish and assess competitive TCC, we analyzed peer group proxy statements filed with the SEC and published compensation surveys to benchmark executive compensation levels and assessed our executive compensation levels from a 3-year perspective (includes 1-year TCC and 3-year average long-term incentives). In addition, following a review of other peer group filings with the SEC, we analyzed peer group fiscal year revenue, revenue growth, EBIT, and earnings per share growth, which helps inform the Committee of our financial performance relative to our peers.

        Eligibility for, and the Company-level performance measures of, our Management Performance Incentive Plan are established annually at the beginning of each fiscal year. The Management Performance Incentive Plan provides for payment of cash bonuses to our officers upon the achievement of key Company-level performance measures, business unit goals for certain business unit heads and individual performance measures. Goals are established for each Company-level performance measure and business unit goal at threshold, target and maximum levels. In addition, the Committee, within its discretion, can make modifications to the Management Performance Incentive Plan, or may elect not to make any awards under the Management Performance Incentive Plan, dependent upon Company and individual performance. We believe that having a significant portion of TCC linked to key Company performance measures directly aligns individual executive performance to our business objectives.

        For fiscal year 2007, Company-level performance measures (and their respective weighting) include fiscal year 2007 revenue (25%), net income (50%), labor utilization (10%), and days sales outstanding (15%). Bonuses, or management performance incentive, considered by the Committee are a reflection of the achievement, at threshold, target, or maximum performance levels, within each of the performance measures. Within each category for fiscal year 2007, executive officers are eligible to receive 0% for performance that is equal to or less than threshold. For performance as measured at target, the executive officers are eligible to receive full amount of their established management performance incentive. For performance measured at stretch, the executive officers are eligible to receive twice their established management performance incentive. Generally, the management performance incentive payments will be scaled linearly by the Committee if the performance level falls between the threshold and target levels, and the target and stretch performance levels. Management may further adjust bonus recommendations presented to the Committee if such amounts cause the measure not to be achieved or otherwise reflect management's judgment with respect to the effect of the bonus payments on the Company's overall financial performance.

        The table below illustrates the management performance incentive potential for each Named Executive Officer at each performance level for fiscal year 2007.

	Management Performance Incentive Potential (as a percentage of base salary at fiscal year end)
Name and Principal Position	Management Performance Incentive Potential at Threshold	Management Performance Incentive Potential at Target	Management Performance Incentive Potential at Stretch
S. Bradford Antle President and Chief Executive Officer	0%	75.0%	150.0%
Thomas E. Dunn EVP, Chief Financial Officer and Treasurer	0%	60.0%	120.0%
Ray J. Oleson Executive Chairman	0%	75.0%	150.0%
Harry D. Gatanas EVP, Strategic Programs Group	0%	50.0%	100.0%
Leslee Gault Belluchie EVP, Chief Marketing Officer	0%	50.0%	100.0%

        In February 2008, the Committee met to review the Company's satisfaction of the performance measures for fiscal year 2007 under the Management Performance Incentive Plan, and the following table reflects the result and score assigned in each bonus component/performance measurement category:

Bonus Component / Management Performance Incentive	Allocation	Threshold ($MM)	Target ($MM)	Stretch ($MM)	Result
Revenue	25%	$497.6	$511.1	$525.5	Threshold Not Achieved
Net Income	50%	$21.7	$23.4	$24.4	Threshold Not Achieved
Labor Utilization	10%		85%		Target Exceeded
Days Sales Outstanding	15%		75 Days		Target Achieved

        When determining the Company's satisfaction of the performance measures for 2007, the Committee excluded the financial contributions from entities acquired by the Company in 2007 because the performance levels set by the Committee did not reflect these acquisitions.

        In addition, the Committee reviewed the performance of our Chief Executive Officer, Executive Chairman, and Chief Financial Officer, as well as evaluated the performance of our other executive officers. Although target performance had been exceeded for labor utilization and achieved for days sales outstanding, management recommended that no management performance incentive be awarded to executive officers because threshold performance levels for revenue and net income had not been achieved. The Committee considered the Company's performance and accepted management recommendation not to pay management performance incentive to the executive officers for fiscal year 2007.

Long-Term Equity Incentive Program

        The 2002 Amended and Restated Omnibus Stock Incentive Plan (the "Stock Incentive Plan") is designed to reward executives and other employees for long-term growth consistent with our performance and stockholder return. The ultimate value of the long-term equity incentive compensation awards is dependent upon the actual performance of our share price over time. These grants also serve as incentive for future performance by motivating and encouraging employees to contribute in ways that positively affect the business strategy and goals, ultimately providing a positive influence on the Company's share price.

        In March 2007, the Committee reviewed alternative equity compensation practices and market trends in the use of equity compensation and approved an equity compensation methodology for fiscal year 2007 comprised of stock option grants and performance-based restricted stock awards with the latter vesting upon the achievement of a specified performance measure during a given period. Key features of our 2007 equity compensation program include:

  •
  Budgeting the accounting expense for new equity grants to 2% of fiscal year 2007 operating income, in accordance with GAAP and consistent with the methodology used for fiscal year 2006. However, the accounting expense related to equity compensation is expected to increase annually, both with respect to awards in prior fiscal years and as a result of new equity awards in subsequent years.

  •
  Mix of 50% stock option and 50% restricted stock award values, with the ability of our Chief Executive Officer to recommend adjustments to the mix of grants subject to the overall equity expense limitation.

  •
  Stock option and time-vested restricted stock awards have pro-rata vesting over a five year period. During, fiscal year 2007, no time-vested restricted stock awards were made to executives. In March 2007, non-management Board members directors received time-vested stock option and restricted stock awards.

  •
  The Committee also determined that, while it supports time-based vesting as a retention tool, in 2007, it granted restricted stock awards with a performance-based vesting feature. Performance-based restricted stock awards are intended to comply with Internal Revenue Code Section 162(m). The 2007 restricted stock award grants to executive officers and other corporate officers established vesting based upon the company's achievement of a specified revenue target, as measured by the aggregate of the publicly reported revenues of the Company for any four consecutive completed fiscal quarters ending before January 1, 2013.

        Equity compensation was approved by the Committee and issued on March 7, 2007, in the mix of 50% stock option and 50% restricted stock values. In determining equity compensation, the Committee reviewed the performance of our Chief Executive Officer and Executive Chairman, and the Chief Executive Officer provided the Committee with his evaluation of the performance of our other executive officers. The stock option grants and restricted stock awards for our Named Executive Officers are set forth in the "Option Awards" and "Stock Awards" column of the Summary Compensation Table on page 28 of this proxy statement. While the Committee continued to believe that our Executive Chairman was entitled to an award of equity compensation for 2007 performance, he again withheld his name from consideration for an award.

        The Committee anticipates that restricted stock and/or stock option awards to our officers will continue to be a component of executive compensation and will be reviewed regularly each fiscal year.

Pay Mix—Total Direct Compensation

        For 2007, total direct compensation for the named executive officers consisted of the following three key components: base salary; target management performance incentive; and long-term equity incentive. The chart below shows the relative proportion of each element (based on target levels):

Information Related to the CEO
Base Salary: $500,000
Target Annual Incentive: $375,000 (75% of base salary)
Long-Term Incentive: $451,378 (90% of base salary)

Fixed vs. Variable	Short-Term vs. Long-Term	Cash vs. Equity
Fixed 38% (Base Salary)	Short Term 66% (Base Salary + Management Performance Incentive)	Cash 66% (Base Salary + Management Performance Incentive)
Variable 62% (Management Performance Incentive + Long-Term Equity Incentive)	Long-Term 34% (Long-Term Equity Incentive)	Equity-Based 34% (Long-Term Equity Incentive)

Information Related to the Other Named Executive Officers
Base Salary: $314,713 (Average)
Target Annual Incentive: $170,045 (Average (Ranges 50-60% of base salary)
Long-Term Incentive: $204,943 (Average) (65% of base salary) (Average)

Fixed vs. Variable	Short-Term vs. Long-Term	Cash vs. Equity
Fixed 46% (Base Salary)	Short Term 70% (Base Salary + Management Performance Incentive)	Cash 70% (Base Salary + Management Performance Incentive)
Variable 54% (Management Performance Incentive + Long-Term Equity Incentive)	Long-Term 30% (Long-Term Equity Incentive)	Equity-Based 30% (Long-Term Equity Incentive)

        In each case, the amount of the long-term equity incentive is the sum of the (i) fair value of the restricted stock award made by the Company during 2007 calculated in accordance with FAS 123R, and (ii) the fair value of the stock option award made by the Company during 2007 calculated in accordance with FAS 123R and determined using the Black-Scholes Model. In each case, the model includes subjective assumptions that, in some cases, can result in materially different fair value estimates, which are set forth in and discussed in more detail in the footnotes to the financials statements for the Company contained in its Annual Report on Form 10-K for the fiscal year 2007. Since Mr. Oleson elected not to receive a restricted stock award or a stock option grant during 2007 and we wished to provide comparable information, the information above for the "Other Named Executive Officers" excludes Mr. Oleson.

Observations Regarding Mix of Total Direct Compensation

        The amount of variable or "at-risk" compensation is higher for the Chief Executive Officer than the other Named Executive Officers, which is intended to ensure focus on the achievement of Company financial and other objectives. Each year, the Committee, with input from management and from the compensation consultants of the Committee and of management, evaluates compensation levels for each of the executive officers of the Company. In setting compensation for 2007, the Committee reviewed total direct compensation for each Named Executive Officer, including a review of tally sheets that provide the value of (1) each officer's compensation (including base salary and target management performance incentive); and (2) restricted stock and stock option awards compared to comparable executives of its peer group.

Indirect Compensation: Benefits and Perquisites

        Executive officers participate in the employee benefit plans and programs that are generally available to all SI International employees, with the Company providing these benefits at no additional cost to the executive. Additionally, SI International's executive benefit programs and perquisites are designed to meet the general needs of our executive officers, provide retention value, and serve as a valuable attractor for experienced senior-level talent. We believe that the programs provided are highly prevalent at the executive level within the industry, and are necessary to sustain a fully competitive executive compensation program. The Compensation Committee reviews the perquisites that executives receive annually. The details of benefits and perquisites provided for our Named Executive Officers are disclosed in the Summary Compensation Table and associated footnotes on page 28. Additionally, during 2007, after considering the importance of focusing on the continued and improved health of its executives, the Committee approved an annual executive physical program for senior executives.

Tax and Accounting Considerations

        We select and implement the elements of compensation for their ability to help us achieve the objectives of our compensation program and not based on any unique or preferential financial tax or accounting treatment. However, when awarding compensation, the Committee is mindful of the level of earnings per share dilution that will be caused as a result of the compensation expense related to the Committee's actions. In addition, Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct non-performance based compensation paid to certain named executive officers in excess of $1 million per year. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. While we have not adopted a policy requiring that all compensation be deductible and expect that we may pay compensation that is not deductible when necessary to achieve our compensation objectives, we consider the consequences of Section 162(m) in doing so. A portion of our future restricted stock awards are intended to be performance-based grants which are exempt from the deduction limits of Section 162(m). Section 280G of the Internal Revenue Code also limits the Company's deduction for so-called "parachute payments" payable to our executive officers contingent on a change in control of the Company.

Other Policies:

Employment Agreements and Change-in-Control

        We have employment agreements with certain of our executives, including our Named Executive Officers, which provide for certain post-employment payments and benefits, including in the event of a change of control. These are discussed in more detail in the "Executive Employment Contracts and Potential Payments upon Termination or Change-in-Control" section of this Proxy Statement. We believe providing for these post-employment payments and other benefits is consistent with our overall compensation philosophy and serves as a valuable tool in retention of our executives.

        During 2007, the Committee reviewed the executive employment agreements of the Executive Chairman, the Chief Executive Officer, and the Chief Financial Officer. As a result of this review, the

Committee determined that the performance of the Executive Chairman, Chief Executive Officer, and Chief Financial Officer in conjunction with their importance to the achievement of the Company's performance objectives, warranted that their executive employment agreements be amended to provide adequate incentives for each of them to remain with the Company throughout the execution of our strategic plan. These actions were reviewed by the Committee and its compensation consultant, and approved in June 2007. Therefore, the Committee approved among other things, (i) increasing the amount of severance payments to the designated executive in the event of a termination or change-in-control to two (2) times the executive's annual base salary and maximum target bonus for the then-current fiscal year, (ii) providing for a tax gross-up provision with respect to compensation exceeding the limit for each of our executives, including our named executive officers, established by Section 280G of the Internal Revenue Code to ensure that the increased amount is equal to the amount that the executive would have received in the absence of Section 280G, (iii) providing for a continuation of coverage for certain benefits for a period of twenty-four months post-termination, and (iv) modifying the agreements to reflect the new regulations implementing Section 409A of the Internal Revenue Code with respect to certain defined terms, such as "good reason," the ability of the executive to elect to receive severance over time versus lump sum payment and the timing of the lump sum payment. The changes in the agreements for the Executive Chairman, Chief Executive Officer, and Chief Financial Officer are set forth below:

ITEM	PREVIOUS PROVISIONS	NEW PROVISIONS
COMPONENTS OF SEVERANCE	—Base Salary. —Pro rata portion of bonus that would have been earned for the then-current fiscal year under performance bonus plan.	—Base Salary. —Maximum target bonus for the then-current fiscal year.
SEVERANCE MULTIPLIER	1x Base Salary.	2x Base Salary plus 2x target bonus.
CONTINUING BENEFITS	—Life, disability, accident and health benefits continuation (12 months).	—Life, disability, accident and health benefits continuation (24 months).
SECTION 280G PAYMENT	No provision is included in the executive agreement	If the payments and benefits to the executive would be "parachute payments" that trigger a Section 280G excise tax, then the amount of the payments would be increased such that the amount received by the executive after deduction of the Section 280G excise tax and any applicable federal, state, and local taxes (including excise tax) on the increased amount is equal to the amount that the executive would have received in the absence of Section 280G.
PROVISIONS AFFECTED BY INTERNAL REVENUE CODE SECTION 409A		Certain provisions of the agreement have been modified to reflect the new Section 409A Regulations including the definition of Good Reason, the ability of the executive to elect to receive severance over time vs. lump sum payment and the timing of the lump sum payment.

Timing of Award Grants

        SI International does not time, and has never timed, the grant of stock options in coordination with the release of material non-public information and has never back-dated any awards of stock options. We expect that annual awards to executive officers will be made at a regularly scheduled Committee meeting in the first fiscal quarter of each fiscal year occurring during an open trading period for our stock. For corporate and accounting measurement purposes, the date of grant of an award to our executive officers under the Stock Incentive Plan is the date the Committee approves the award. In addition, the fair market value for an award is established as the closing price of the stock on the date of grant.

Delegation of Authority

        Although our Chief Executive Officer may recommend to the Committee awards to our executive officers, the Committee is authorized to approve the grant of all awards, including to our executive officers, under the Stock Incentive Plan. The Chief Executive Officer is authorized by the Board of Directors to approve the issuance of stock and stock option grants for up to 10,000 shares under our Stock Incentive Plan to employees who are not executive officers of the Company or direct reports to the Chief Executive Officer. In addition, while we have retained a third party service provider to administer the day-to-day activities of the Stock Incentive Plan, the provider does not determine the recipient of awards, the amount of the awards granted to a participant, or any other terms of the awards (such as the exercise price of stock options).

Stock Ownership/Retention Guidelines

        The Board believes that the number of shares of our stock owned by individual members of management is a personal decision, and encourages stock ownership.

REPORT OF THE COMPENSATION COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, and the Report of the Compensation Committee, which follows hereafter, shall not be incorporated by reference into any such filings.

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
/s/ EDWARD H. SPROAT Edward H. Sproat, Chairman
/s/ JAMES E. CRAWFORD, III James E. Crawford, III
/s/ DENNIS J. REIMER Dennis J. Reimer, Member
/s/ JOHN P. STENBIT John P. Stenbit, Member
Dated: March 7, 2008

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the compensation of the Chief Executive Officer, the Chief Financial Officer and our other three most highly compensated executive officers who served as executive officers at fiscal year-end 2007 (the "Named Executive Officers"):

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation (4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
S. Bradford Antle President & Chief Executive Officer (Principal Executive Officer)(1)	2007 2006	$465,378 452,708	— —	$49,040 9,104	$52,418 19,258	— 213,850	— —	$37,580 50,498	$604,417 745,417
Thomas E. Dunn EVP, Chief Financial Officer & Treas. (Principal Financial Officer)(2)	2007 2006	369,961 353,424	— —	29,815 5,853	40,635 15,406	— 166,530	— —	17,465 21,189	457,876 562,132
Ray J. Oleson Executive Chairman(3)	2007 2006	335,029 329,085	— —	— —	— —	— 150,150	— —	21,707 31,343	356,736 510,578
Harry D. Gatanas EVP, Strategic Programs Group(4)	2007 2006	274,646 260,932	— —	17,880 3,902	16,361 7,153	— 121,713	— —	20,570 18,114	329,457 411,814
Leslee Belluchie EVP & Chief Marketing Officer(5)	2007 2006	254,036 67,611	— 30,000	16,610 2,63	26,398 15,345	— 47,775	— —	18,244 5,877	315,289 119,285

Column (d). The amounts listed in this column represent bonuses paid outside of a management incentive plan arrangement, such as an executive signing bonus.

Column (e). Amounts in this column represent the expense amount recognized by the Company for fiscal year 2007 calculated in accordance with FAS 123R. The Company's calculation of the expense amount for FAS 123R purposes is based upon a model that includes subjective assumptions, which are set forth in and discussed in more detail in the footnotes to the financials statements for the Company contained in its Annual Report on Form 10-K for fiscal year 2007. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards Table below as well as awards made in 2006.

Column (f). Amounts in this column represent the expense amount recognized by the Company for fiscal year 2007 calculated in accordance with FAS 123R. The amount was determined using the Black-Scholes Model. This model was developed to estimate the fair value of trade options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. As noted above, the assumptions are set forth in the financial statement footnotes to the Company's Annual Report on Form 10-K for fiscal year 2007. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards Table below as well as awards made in 2006.

Column (g). Executive officers are eligible for non-equity incentive compensation in the form of cash bonuses that are based upon achievement of Company, position and/or individual objectives in accordance with our Management Performance Incentive Plan. Cash bonuses under the Management Performance Incentive Plan are accrued in the fiscal year earned and paid in the following fiscal year. The amounts identified in this column were paid in February 2007 for fiscal year 2006 performance. For a detailed description of our Management Performance Incentive Plan, see "Compensation Discussion and Analysis."

Column (h). The Company Non-Qualified Deferred Compensation Plan provides returns that match the returns on the funds in which the deferred amounts are invested and therefore, the Company does not believe that any portion of the return is deemed above market or preferential in nature.

Column (i). See the numbered footnotes below for the details related to other compensation for each named executive officer.

(1)
For fiscal year 2007, includes approximately $14,459 in aggregate payments on an automobile lease and related expenses, approximately $5,958 in aggregated payments by the Company for club memberships, approximately $7,751 in aggregate payments by the Company in the form of matching contributions to Mr. Antle's 401(k) account, and approximately $9,412 in aggregate premiums representing coverage for life, medical, and other health benefits for Mr. Antle, which is based upon the premiums for such coverage that would have been paid by other employees of the Company for the same coverage. For fiscal year 2006, includes approximately $23,131 in aggregate payments on an automobile lease and related expenses, approximately $4,752 in aggregated payments by the Company for club memberships, approximately $1,650 in the form of a stipend paid by the Company for financial planning services, approximately $10,462 in aggregate payments by the Company in the form of matching contributions to Mr. Antle's 401(k) account, and approximately $9,620 in aggregate premiums representing coverage for life, medical, and other health benefits for Mr. Antle, which is based upon the premiums for such coverage that would have been paid by other employees of the Company for the same coverage.

(2)
For fiscal year 2007, includes approximately $2,150 in the form of a stipend paid by the Company for financial planning services, approximately $6,987 in aggregate payments by the Company in the form of matching contributions to Mr. Dunn's 401(k) account, and approximately $1,550 in aggregated payments by the Company for club memberships, approximately $5,928 in aggregate premiums representing coverage for life, medical, and other health benefits for Mr. Dunn, which is based upon the premiums for such coverage that would have been paid by other employees of the Company for the same coverage. For fiscal year 2006, includes approximately $4,710, in aggregate payments on an automobile lease and related expenses, approximately $1,000 in the form of a stipend paid by the Company for financial planning services, approximately $9,395 in aggregate payments by the Company in the form of matching contributions to Mr. Dunn's 401(k) account, and approximately $6,084 in aggregate premiums representing coverage for life, medical, and other health benefits for Mr. Dunn, which is based upon the premiums for such coverage that would have been paid by other employees of the Company for the same coverage.

(3)
For fiscal year 2007, includes approximately $5,787, in aggregate payments on an automobile lease and related expenses, approximately $2,320 in aggregated payments by the Company for club memberships, approximately $5,000 in the form of a stipend paid by the Company for financial planning services, and approximately $5,928 in aggregate premiums representing coverage for life, medical, and other health benefits for Mr. Oleson, which is based upon the premiums for such coverage that would have been paid by other employees of the Company for the same coverage. For fiscal year 2006, includes approximately $15,652, in aggregate payments on an automobile lease and related expenses, approximately $2,147 in aggregated payments by the Company for club memberships, approximately $5,000 in the form of a stipend paid by the Company for financial planning services, approximately $3,500 in aggregate payments by the Company in the form of matching contributions to Mr. Oleson's 401(k) account, and approximately $5,044 in aggregate premiums representing coverage for life, medical, and other health benefits for Mr. Oleson, which is based upon the premiums for such coverage that would have been paid by other employees of the Company for the same coverage.

(4)
For fiscal year 2007, includes approximately $13,210, in aggregate payments on an automobile lease and related expenses, approximately $2,441 in aggregated payments by the Company for club memberships, and approximately $1,312 in aggregate premiums representing coverage for life, medical, and other health benefits for Mr. Gatanas, which is based upon the premiums for such coverage that would have been paid by other employees of the Company for the same coverage. For fiscal year 2006, includes approximately $14,124, in aggregate payments on an automobile lease and related expenses, approximately $2,560 in aggregated payments by the Company for club memberships, and approximately $1,430 in aggregate premiums representing coverage for life, medical, and other health benefits for Mr. Gatanas, which is based upon the premiums for such coverage that would have been paid by other employees of the Company for the same coverage.

(5)
Ms. Belluchie commenced employment with the Company in September 2006. For fiscal year 2007, includes approximately $3,765, in aggregate payments on an automobile lease and related expenses, approximately $2,838 in aggregated payments by the Company for club memberships, approximately $4,872 in aggregate payments by the Company in the form of matching contributions to Ms. Belluchie's 401(k) account and approximately $3,354 in aggregate premiums representing coverage for life, medical, and other health benefits for Ms. Belluchie, which is based upon the premiums for such coverage that would have been paid by other employees of the Company for the same coverage. For fiscal year 2006, includes approximately $1,433, in aggregate payments on an automobile lease and related expenses, and approximately $1,472 in aggregate payments by the Company in the form of matching contributions to Ms. Belluchie's 401(k) account.

Grants of Plan-Based Award

        The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during fiscal year 2007:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (*)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
S. Bradford Antle	3/7/2007	—	$375,000	$750,000	—	10,000	—	—	15,000	$28.22	$168,228
Thomas E. Dunn	3/7/2007	—	228,384	456,768	—	6,000	—	—	12,000	28.22	134,582
Ray J. Oleson		—	262,500	525,000	—	—	—	—	—	—	—
Harry D. Gatanas	3/7/2007	—	148,750	297,500	—	3,500	—	—	5,000	28.22	56,076
Leslee Belluchie	3/7/2007	—	133,000	266,000	—	3.500	—	—	5,000	28.22	56,076

Columns (c), (d), and (e) represent the amounts that could have been paid at threshold, target and maximum performance levels for fiscal year 2007 under our Management Performance Incentive Plan, and the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table sets forth the actual amounts paid under Management Performance Incentive Plan for fiscal year 2007. For a detailed description of our Management Performance Incentive Plan, see "Compensation Discussion and Analysis."

Columns (f), (g), (h), (k), and (l) represent equity grants to the Named Executive Officers made under the Stock Incentive Plan.

Column (g) represents the number of shares of performance-based restricted stock granted to the named recipient during fiscal year 2007. The named recipient is entitled to vote the shares represented by this award, and the shares of restricted vest in full upon the achievement of a specified revenue performance objective, as measured by the aggregate of the publicly reported revenues of the Company for any four consecutive completed fiscal quarters ending before January 1, 2013 (with unvested shares being subject to the risk of forfeiture during the term of the grant).

Column (l) represents the aggregate grant date fair value of all awards made in fiscal year 2007 calculated in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning stock and stock option awards held by the Named Executive Officers as of the end of fiscal year 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
S. Bradford Antle	40,406 9,065 45 34,780 25 15,500 50,000 3,500	14,000 15,000	—	$14.00 14.00 14.00 16.43 20.55 26.20 29.74 28.61 28.22	11/11/2012 11/11/2012 11/11/2012 1/15/2014 7/9/2014 2/3/2015 10/6/2015 8/4/2016 3/7/2017	2,800	$76,048	10,000	$271,600
Thomas E. Dunn	4,924 8,700 20,000 25 12,500 20,000 2,800	11,200 12,000	—	$14.00 16.43 16.43 25.01 26.20 29.74 28.61 28.22	11/11/2012 1/15/2014 1/15/2014 4/19/2014 2/3/2015 10/6/2015 8/4/2016 3/7/2017	1,800	$48,888	6,000	$162,960
Ray J. Oleson	72,970 1 32,160 25 22,000		—	$14.00 11.19 16.43 25.18 26.20	11/11/2012 1/31/2013 1/15/2014 10/14/2014 2/3/2015	—	—	—	—
Harry D. Gatanas	45,000 1,300	5,200 5,000		$31.24 28.61 28.22	8/8/2015 8/4/2016 3/7/2017	1,200	$32,592	3,500	$95,060
Leslee Belluchie	4,000	16,000 5,000	—	$28.81 28.22	9/11/2016 3/7/2017	1,200	$33,592	3,500	$95,060

Column (b)—Stock option awards become exercisable in five equal annual installments each year beginning on the first anniversary of the grant date, unless vesting is accelerated based upon a designated change of control event.

Column (g)—All shares subject to stock awards are entitled to vote, and incrementally vest over a period of five (5) years from the date of grant (with unvested shares being subject to the risk of forfeiture during the vesting period).

Column (i)—All shares subject to stock awards are entitled to vote, and vest in full upon the achievement of a specified revenue performance objective, as measured by the aggregate of the publicly reported revenues of the Company for any four consecutive completed fiscal quarters ending before January 1, 2013 (with unvested shares being subject to the risk of forfeiture during the term of the grant).

Option Exercises and Stock Vested

        The following table sets forth information concerning stock options exercised by the Named Executive Officers and vesting of stock awards to the Named Executive Officers during fiscal year 2007:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
S. Bradford Antle		—	700	$19,810
Thomas E. Dunn		—	450	$12,735
Ray J. Oleson (1)	20,000	$660,071	—	—
Harry D. Gatanas	—	—	300	$8,490
Leslee H. Belluchie	—	—	300	$8,577

(1)
This amount reflects the aggregate value of the shares acquired on exercise. The net value received by Mr. Oleson, after accounting for the portion of the value attributable to the exercise price paid by him, was $380,123.

(e)
Value in this column has been determined based upon the closing market price of the Company's stock either on, or on the first business day falling immediately after, the date of vesting.

        The Company does not have, and the Named Executive Officers do not participate in, any pension plans.

Non-Qualified Deferred Compensation

        The following table sets forth information concerning deferrals of compensation to any non-tax qualified defined contribution or other plan by the Named Executive Officers during fiscal year 2007:

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
S. Bradford Antle	$13,000	$—	$5,595	$—	$95,912
Thomas E. Dunn	—	—	29,416	—	372,163
Ray J. Oleson	—	—	71,869	—	553,991
Harry D. Gatanas	—	—	—	—	—
Leslee H. Belluchie	—	—	—	—	—

        Named Executive Officers participating in the Company's Non-Qualified Deferred Compensation Plan are entitled to defer compensation, including base salary, bonus, and amounts received under our Management Performance Incentive Plan. With respect to amounts deferred under the plan after December 31, 2004, Named Executive Officers participating in the plan are not entitled to receive a distribution from the plan earlier than six (6) months following the severance from service to the

Company. Named Executive Officers participating in the plan may withdraw money from their individual account under certain conditions, including the following:

  •
  Interim Distributions—A Named Executive Officer can sign a compensation deferral agreement designating a date in the future for receipt of money in their individual account, which date can be 5, 7, or 10 years from the end of the taxable year to which the deferral election applies.

  •
  Unforeseeable Emergency—In the case of an unforeseeable financial emergency, as determined in the sole discretion of the plan administrator, the administrator may pay amounts from an individual's account determined to be necessary to satisfy the emergency.

  •
  Election to Receive—A Named Executive Officer can make an elective withdrawal for amounts deferred prior to January 1, 2005 subject to a withdrawal penalty and further subject to non-participation in the plan for the remainder of that taxable year.

  •
  Plan Termination—In the event of plan termination, a Named Executive Officer may receive a lump sum distribution from his or her individual account.

  •
  Change-in-Control—A Named Executive Officer may receive a lump sum distribution in the event of a change-in-control, as defined by the plan.

        Column (b)—The contributions reflected in this column for each Named Executive Officer are included in the "Salary" column of the Summary Compensation Table. The Company Non-Qualified Deferred Compensation Plan provides returns that match the returns on the funds in which the deferred amounts are invested and therefore, the Company does not believe that any portion of the return is deemed above market or preferential in nature.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the securities authorized for issuance under SI International's equity compensation plans as of December 29, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(*)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by security holders	1,575,913	$23.00	589,141
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,575,913		589,141

*
The number of shares of our common stock reserved for issuance under the Stock Incentive Plan as of December 29, 2007 was 2,920,000.

Executive Employment Contracts and Potential Payments upon Termination or Change-in-Control

        S. Bradford Antle, Ray J. Oleson, Thomas E. Dunn, Leslee Gault Belluchie, and Harry D. Gatanas are collectively referred to herein as the "Executives" and each, an "Executive." In July 2002, we entered into Executive Employment Agreements with Messrs. Antle, Oleson, and Dunn, which were further modified in June 2007, as discussed more fully in "Compensation Discussion and Analysis—Other Policies—Employment Agreements and Change-in-Control." In November 2005, we entered into an Executive Employment Agreement with Harry D. Gatanas. In September 2006, we entered into an Executive Employment Agreement with Leslee Gault Belluchie.

        In each case, the Compensation Committee has concluded that the Executive Employment Agreements with the Executives are important in order to align Executive and shareholder interests under certain unusual conditions, as well as useful and in some cases necessary in order to attract and retain senior executive talent. The Executive Employment Agreements with each of the Executives include "change of control" and "termination" provisions that are designed to become effective only in the event of a change-in-control or other termination event. Under change of control circumstances, for example, it can be extremely important to secure the dedicated attention of executive officers whose personal positions are at risk and who may have other opportunities readily available to them. By establishing compensation and benefits payable under various merger and acquisition scenarios, change of control provisions enable the Executive to set aside personal financial and career objectives and focus on maximizing shareholder value. Moreover, these provisions help to minimize distractions such as the Executive's concern about what may happen to his or her position, and assist in maintaining the Executive's objective focus in analyzing opportunities that may arise. Furthermore, change of control provisions are intended to ensure the continuity of a leadership team at a time when business continuity is of paramount concern. Without change of control provisions enabling Executives to focus on important Company objectives within important time constraints, the Company may have a greater risk of losing key Executives in times of uncertainty.

        The Compensation Committee considered the payment and benefit levels in the Executive Employment Agreements, when approved, and considered such provisions to be generally consistent with those entered into by comparable companies, to be market competitive, and to reflect the consolidating nature of the Government services industry. The material terms of the Executive Employment Agreements are described in more detail below.

        Pursuant to the terms of these agreements, each Executive's employment extends until July 1st and is automatically extended for additional one-year terms unless the Company or the Executive provides written notice that such party does not wish to extend the term of the Agreement no later than ninety (90) calendar days prior to the end of such term. Each agreement contains severance provisions that provide for payment to the Executive upon the occurrence of certain events, including death or disability, termination by the Company without "cause" or by the Executive for "Constructive Termination" (including without limitation in the event of a "Change of Control"), and termination upon the non-renewal of the employment agreement. In the event the Executive is terminated by the Company for "cause" or the Executive terminates the agreement without "Constructive Termination," the Executive is entitled to his or her accrued salary and benefits prior to the date of termination.

        The agreement also contains severance provisions that call for payment to the Executive of the following amounts in the event that (i) he or she is terminated without "cause," (ii) he or she resigns for "Constructive Termination," (iii) he or she dies or becomes disabled, or (iv) his or her employment agreement terminates at the end of its term because the Company provides notice prior to the end of the term that it does not intend to extend the agreement:

  •
  accrued and unpaid salary through the date of termination;

  •
  a cash payment equal to 100% of his or her annual salary in effect immediately prior to the termination (a cash payment equal to 200% base salary in the case of Messrs. Antle, Oleson, and Dunn to be paid out over a specified period of time);

  •
  a cash payment equal to 100% of the performance-based bonus which was earned (but has not yet received) by the Executive for the fiscal year preceding the termination and a pro-rata bonus, to the date of termination, for any performance-based bonus that the Executive would have earned for the fiscal year in which the termination occurs; and, lieu of the foregoing with respect to Messrs. Antle, Oleson and Dunn, a cash payment to be paid out over a specified period of time equal to 200% of the Executive's target performance-based bonus;

  •
  to the extent that any severance payment made to Messrs. Antle, Oleson or Dunn is subject to excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by such Executive with respect to such excise tax, the Executive is entitled to receive an additional payment in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and excise tax imposed upon the additional payment, the Executive retains the full amount of the additional payment.

  •
  for a period of one year after termination (24 months in the case of Messrs. Antle, Oleson, and Dunn), the Company shall administer and pay for the Executive's life, disability, accident and health insurance benefits substantially similar to those which the Executive received prior to the Termination; and

  •
  in the event of such a termination within one year (24 months in the case of Messrs. Antle, Oleson, and Dunn) of the date of a definitive agreement for a "change of control" that is subsequently consummated, full vesting of the Executive's stock and stock option awards that have not yet become vested.

"Cause" is defined in each Executive's agreement as:

  •
  A good faith finding by the Board or the Chief Executive Officer that the executive officer (w) has been convicted of a felony, (x) has been convicted of a misdemeanor (excluding traffic violations) to the extent such conviction could reasonably be considered to compromise our best interests or render the executive officer unfit or unable to perform his or her services and duties hereunder, (y) has committed any other act or omission involving dishonesty, disloyalty or fraud with respect to us or our customers or suppliers, or (z) has committed an act involving unlawful or disreputable conduct in the context of the executive officer's employment which is likely to be harmful to us or our reputation;

  •
  The continued failure by the executive officer to perform his or her duties in all material respects or a material breach for the Company or any of its Subsidiaries continuing for a period of 45 days following a demand for such performance by the Board or the Chief Executive Officer or a material breach by the Executive of his or her obligations under this Agreement continuing uncured (if curable) for a period of 45 days following notice from the Board or the Chief Executive Officer (other than any such failure or breach resulting from the Executive incapacity due to physical or mental illness), which demand shall identify in reasonable detail the manner that the Executive has not performed his or her duties or has breached his or her obligations (as applicable) and give the Executive an opportunity to respond; or

  •
  A good faith finding by the Board or the Chief Executive Officer that the Executive engaged in (x) misconduct materially injurious to us or our reputation or (ii) gross negligence or willful misconduct which has a material adverse effect on us.

"Change of Control" is defined in each Executive's agreement as having been deemed to occur if:

  •
  there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger hold more than fifty percent (50%) of the voting power of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

  •
  the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or

  •
  any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who, on the date of this Agreement, does not own five percent (5%) or more of the Company's outstanding Common Stock on a fully-diluted basis (a "5% Owner") and is not controlling, controlled by or under common control with any such 5% Owner, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or

  •
  within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended.

"Constructive Termination" is defined in each Executive's agreement as the occurrence, without the Executive's written consent, of any of the following circumstances unless such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

  •
  The relocation of the Executive's principal place of employment to a location outside of the Washington, D.C. metropolitan area or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations; or

  •
  The failure by the Company to pay to the Executive any portion of the Executive's then Base Salary or allocated bonus, incentive or other form of compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or

  •
  A material breach of this Agreement by the Company.

The Executive's right to terminate the Executive's employment as a result of Constructive Termination shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's right to terminate the Executive's employment as a result of a Constructive Termination must be exercised within twenty (20) days after the Executive becomes aware of the occurrence of any circumstance constituting Constructive Termination hereunder.

        The amount of compensation payable to each Named Executive Officer upon any termination is shown below. All estimates are based on an assumed termination date of December 29, 2007. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Termination by the Company without Cause;
Termination by Executive based upon Constructive Termination;
Termination in the event of Death or Disability;
Termination upon Expiration of the Employment Agreement due to Company Election Not to Extend

Name	Severance Amount (1)	Early Vesting of Stock Awards (2)	Other (3)	Total (4)
S. Bradford Antle	$1,750,000	347,648	$831,038	$2,928.686
Thomas E. Dunn	1,218,048	211,848	25,425	1,455,321
Ray J. Oleson	1,225,000	—	25,425	1,250,425
Harry D. Gatanas	446,250	127,652	3,367	577,269
Leslee H. Belluchie	399,000	127,652	7,840	534,492

(1)
Represents a cash payment of 100% of base salary payable to the Executive (200% of base salary in the case of Messrs. Antle, Oleson and Dunn). Also represents 100% of the bonus that would have been earned by the Executive as of such date, the latter of which was based upon the Company's actual bonus payment for performance for fiscal year 2007; and, in lieu of the foregoing with respect to the case of Messrs. Antle, Oleson and Dunn, a cash payment equal to 200% of the Executive's target performance-based bonus with no payment for the performance-based bonus earned (but not yet received) for the fiscal year preceding the termination.

(2)
Represents the value of the stock and stock option awards held by the Executive and unvested as of December 29, 2007. In the case of stock awards, the value of the unvested awards is the number of unvested shares multiplied by the closing market price of the Company's stock on December 29,

  2007. In the event of stock option awards, the value of the unvested awards is the number of unvested shares multiplied by the difference between the closing market price of the Company's stock on December 29, 2007 and the exercise price for each such option award. The amounts in this column apply and would be received by the Executive if the termination occurs within one year (24 months in the case of Messrs. Antle, Oleson and Dunn) following the execution of a definitive agreement for a Change of Control, which transaction is subsequently consummated. For purposes of this table, we have assumed that in the event the stock price as of December 29, 2007 is higher than the stock option exercise price, the executive would choose not to exercise the stock option; and that, as a result, the negative value of such calculation would be included.

(3)
Represents coverage provided by the Company for life, disability, accident and health insurance benefits substantially similar to those which the Executive received as of December 29, 2007, and the amounts represent the estimated cost that would be incurred by the Company for providing such coverage. In addition, the amounts in this column include reimbursement to Messrs. Antle, Dunn, and Oleson for all applicable taxes that such Executive would otherwise owe under Section 4999 of the Code because the change of control payments result in him recognizing income which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

(4)
Represents the maximum amount that the Executive can receive, including in the event the Executive is entitled to full vesting of his or her stock and stock option awards in the event of a termination occurring within one year (24 months in the case of Messrs. Antle, Oleson and Dunn) following the execution of a definitive agreement for a Change of Control, which transaction is subsequently consummated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In December 2006, the Company adopted a new policy regarding review of related party transactions. The written policy requires disclosure and review of any transactions or proposed transactions that involve any Director, nominee for Director, executive officer, or holder of more than five percent of any class of Company securities, by the individual or his or her immediate family members. Prior to entering into any such transaction (including any transactions that may be subject to the provisions of Item 404 of Regulation S-K under the Exchange Act), the proposed transaction shall be disclosed to the Audit Committee. The materiality of any interest is to be determined on the basis of the significance to the Company and to stockholders in light of all the circumstances of the particular case. The importance of the interest to the person having the interest, the relationship of the parties to the transaction with each other and the amount involved in the transaction are among the factors to be considered in determining the significance of the transactions. After reviewing all the material facts as to such person's relationship or interest in the transaction, the Audit Committee may in good faith authorize the transaction by the affirmative vote of a majority of the disinterested directors serving on the Audit Committee.

        Ms. Baginski, a director of the Company, is also an executive officer of Sparta, Inc. Sparta is a potential subcontractor to the Company on a recent contract award. The Company anticipates that it will enter into a subcontract agreement with Sparta pursuant to which Sparta would receive payments for work performed on the customer's program, which management believes will not exceed $1 million per year and which is more likely to be significantly less than that amount. Under the proposed arrangement, Ms. Baginski would not receive any amounts directly from the Company, and she has advised the Company that she will not receive any direct or indirect compensation from Sparta as a result of the proposed subcontracting relationship with the Company. Management expects that the proposed subcontracting relationship will be consistent with its subcontracting practices for other subcontractors on the program. In February 2008, the Audit Committee reviewed and approved the proposed contractual arrangement between Sparta and the Company.

        The Company has entered into indemnity agreements with certain of its executive officers and each of its Directors, which provide, among other things, that the Company will indemnify such officer or Director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a Director or executive officer of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws. These agreements are in addition to the indemnification provided to the Company's officers under its Bylaws in accordance with Delaware law.

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by SI International under the Securities Act or the Exchange Act.

        Duties, Powers and Responsibilities.    All four of the Audit Committee members are independent and financially literate, as defined by the charter of the Audit Committee, the applicable Securities and Exchange Commission rules, and the listing standards of the NASDAQ Stock Market. In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the quality and integrity of SI International's financial reporting processes. A current copy of the Audit Committee Charter is available at the "Investor" section of the Company's website located at www.si-intl.com and in print, free of charge, to any stockholder who requests it. Management is responsible for the Company's internal control over financial reporting and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States, issuing a report on those consolidated financial statements, and issuing an attestation report on management's assessment of the Company's internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee met six times during fiscal year 2007.

        Review and Discussions with Management and Independent Registered Public Accounting Firm.    In fulfilling its responsibilities set forth in the Audit Committee Charter, the Committee has accomplished the following:

  1.
  It has reviewed and discussed the audited financial statements for fiscal year 2007 with management.

  2.
  It has discussed with its independent accountants, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards (SAS) 61 (Codification of Statements on Accounting Standards), as amended through March 6, 2008, which includes, among other items, matters related to the conduct of the audit of our financial statements.

  3.
  It has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committee), as amended through March 6, 2008, which relates to the accountant's independence from us and our related entities.

  4.
  It has discussed with Ernst & Young LLP their independence from us under Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committee).

        Conclusion.    Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS,
/s/ CHARLES A. BOWSHER Charles A. Bowsher, Chairman
/s/ MAUREEN A. BAGINSKI Maureen A. Baginski, Member
/s/ GENERAL R. THOMAS MARSH General R. Thomas Marsh (USAF, Retired), Member
/s/ EDWARD H. SPROAT Edward H. Sproat, Member
Dated: March 7, 2008

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

Independent Registered Public Accounting Firm For 2008

        The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as SI International's independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as SI International's independent registered public accounting firm since May 30, 2002. Stockholder ratification of the Board of Directors' selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by law, by the Company's bylaws or otherwise. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

        If a quorum is present and no stockholder has exercised cumulative voting rights, the appointment of the registered independent public accounting firm will be ratified by a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the ratification of the appointment of the registered independent public accounting firm. Abstentions and broker non-votes have no effect on the vote.

Fees Paid to Independent Registered Public Accounting Firm

        The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for fiscal years 2007 and 2006, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Fees	Fiscal Year 2007	Fiscal Year 2006
Audit Fees(1)	$797,320	$847,710
Audit-Related Fees(2)	140,662	406,236
Tax Fees(3)	100,000	110,578
All Other Fees(4)	—	10,319

(1)
Audit Fees—These are fees for professional services rendered by Ernst & Young LLP in connection with the audit of the Company's financial statements and management's assessment of the effectiveness of internal control over financial reporting, including review of financial statements included in the Company's Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements, such as Form 8-K filings.

(2)
Audit-Related Fees—These are fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes: employee benefit plan audits; due diligence in connection with potential mergers and acquisitions; consulting on financial accounting/reporting standards, and attest services not required by statute or regulation.

(3)
Tax Fees—These are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. This includes: preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from "Audit-Related" items.

(4)
All Other Fees—These are fees for other permissible work performed by Ernst & Young LLP that does not meet the above category descriptions. For fiscal 2006, this included fees for training of accounting staff.

        Audit, Audit-Related and Non-Audit services provided by our independent registered public accounting firm, Ernst & Young LLP, are subject to a policy of the Company regarding the Pre-Approval of Audit and Non-Audit Services. The Audit Committee monitors audit services engagements, reviews such engagements at least quarterly, and approves any changes in the terms, conditions, fees, or scope of such engagements. The Audit Committee has pre-approved certain services, including the following:

  •
  services associated with registration statements, periodic reports and other documents filed with the SEC, and services related to securities offerings and responses to SEC comment letters (e.g., consents and comfort letters);

  •
  consultations and assistance related to accounting, financial reporting or disclosure matters, and the actual or potential impact of final or proposed rules, standards of interpretation by the SEC, FASB, or other regulatory or standard-setting bodies;

  •
  audit related services; and

  •
  tax services.

The following services require specific pre-approval of the Audit Committee:

  •
  annual audit services engagement, terms and fees, including required quarterly reviews;

  •
  attestation engagement for the independent registered public accounting firm's report on management's report on internal control for financial reporting; and

  •
  audit of 401(k) plan(s) for the fiscal year end.

        In accordance with SEC rules and regulations, the following services will not be provided by the independent registered public accounting firm:

  •
  bookkeeping or other services related to the accounting records or financial statements of the Company;

  •
  financial information systems design and implementation;

  •
  appraisal or valuation services, fairness opinions or contribution-in-kind reports;

  •
  actuarial services;

  •
  internal audit outsourcing;

  •
  management functions;

  •
  human resources;

  •
  broker-dealer, investment adviser or investment banking services;

  •
  legal services; and

  •
  expert services unrelated to the audit.

A copy of this policy is available on our website, www.si-intl.com, and is also available in print, free of charge, to any stockholder who requests it.

        Each year, the independent registered public accounting firm's retention to audit the Company's financial statements, including the associated fee, is approved by the Audit Committee and the appointment of the independent registered public accounting firm is presented to the stockholders for ratification. The Audit Committee of the Board of Directors believes that the provision of services by Ernst & Young LLP is compatible with maintaining such auditor's independence.

        During the course of the fiscal year and in accordance with this policy, the Audit Committee will evaluate known potential engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm's independence from management.

        OUR AUDIT COMMITTEE AND BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DEADLINE FOR STOCKHOLDER PROPOSALS

        Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received by the Secretary of the Company at our principal executive offices at 12012 Sunset Hills Road, Reston, Virginia 20190, not later than January 9, 2009 for inclusion in the proxy statement for that meeting. Under our Bylaws, a stockholder must comply with certain procedures to nominate persons for election to the Board of Directors or to propose other business to be considered at an Annual Meeting of stockholders. These procedures provide that stockholders desiring to make nominations for Directors and/or to bring a proper subject before a meeting must do so by notice timely delivered to the Secretary of the Company. The Secretary of the Company generally must receive notice of any such proposal not less than 45 days or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's Annual Meeting of stockholders. In the case of proposals for the 2009 Annual Meeting of Stockholders, assuming the meeting is held within 30 days of the anniversary of the 2008 Annual Meeting of Stockholders, the Secretary of the Company must receive notice at our principal executive offices in Reston, Virginia not earlier than February 23, 2009 and not later than (a) March 25, 2009 other than proposals intended to be included in the proxy statement and form of proxy, which, as noted above, the Company must receive by January 9, 2009). If the 2009 Annual Meeting of Stockholders is not held within 30 days of the anniversary of the 2008 Annual Meeting of Stockholders, the Secretary of the Company must receive notice of any proposal at our principal executive offices in Reston, Virginia no later than the later of the 90th day prior to the 2008 Annual Meeting of Stockholders or the 10th day following the day that the notice of the 2008 Annual Meeting of Stockholders was mailed or public disclosure was made.

        Generally, such stockholder notice must set forth:

  •
  as to each nominee for Director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as Directors under the proxy rules of the SEC,

  •
  as to any other business, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and

  •
  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of the stockholder (as they appear in the Company's books) and beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by the stockholder and the beneficial owner, and (iii) whether either the stockholder or the beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting stock required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting stock to elect the nominee or nominees.

        A copy of the Company's Bylaws is available in print free of charge to any stockholder who requests it.

        Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in our proxy materials unless (i) assuming the meeting is held within 30 days of the anniversary of the 2008 Annual Meeting of Stockholders, we receive notice of such proposal by the later of the 45th day prior to such Annual Meeting and (ii) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

ADDITIONAL INFORMATION

        Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Directors, officers and certain persons who own more than 10% of our common stock to file with the Securities and Exchange Commission reports concerning their beneficial ownership of our equity securities. These persons are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms received by us from our Directors, officers and greater than 10% beneficial owners, all of these reports were filed on a timely basis. There was, however, an Amended Form 4 filing for Mr. Ray Oleson to clarify the amount of shares beneficially owned. We believe that all Directors and officers of SI International subject to Section 16(a) reporting are current in their reporting obligations thereunder, except as noted above.

By Order of the Board,

RAY J. OLESON Chairman of the Board of Directors

Reston, Virginia
April 18, 2008

(Side 1)

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

The undersigned hereby appoints James E. Daniel, III and Thomas E. Dunn as proxies, each with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all of the shares of stock of SI International, Inc. (the "Corporation") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m. local time on June 9, 2008, or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

(SIDE 2)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.
To elect S. Bradford Antle, Maureen A. Baginski, and James E. Crawford, III as Directors serving a three (3) Year term

For all nominees (except as marked to the contrary)	Withhold Authority to vote for all nominees

☐	☐

2.
To ratify the appointment of Ernst & Young LLP as SI International's independent registered public accounting firm for the current fiscal year.

FOR	AGAINST	ABSTAIN

☐	☐	☐

(Signature)

Record Holder Name:

Address:

Shares:

        Instruction:    To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

In the discretion of the proxies named herein, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                                             , 2008

(Signature if held jointly)

PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

OR

ACCESS WWW.VOTEPROXY.COM AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR PROXY CARD AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

COMPANY NUMBER

ACCOUNT NUMBER

OR

YOU MAY VOTE YOUR SHARES IN PERSON BY ATTENDING THE ANNUAL MEETING

QuickLinks

SI INTERNATIONAL, INC. 12012 Sunset Hills Road, Suite 800 Reston, Virginia 20190
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on June 9, 2008
TABLE OF CONTENTS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To be held on June 9, 2008
GENERAL
SOLICITATION
VOTING RIGHTS AND OUTSTANDING SHARES
REVOCABILITY OF PROXIES
HOUSEHOLDING OF PROXY MATERIALS
BENEFICIAL OWNERSHIP
ELECTION OF DIRECTORS (PROPOSAL 1)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.
Director Compensation
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
Information Related to the CEO Base Salary: $500,000 Target Annual Incentive: $375,000 (75% of base salary) Long-Term Incentive: $451,378 (90% of base salary)
Information Related to the Other Named Executive Officers Base Salary: $314,713 (Average) Target Annual Incentive: $170,045 (Average (Ranges 50-60% of base salary) Long-Term Incentive: $204,943 (Average) (65% of base salary) (Average)
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Award
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Non-Qualified Deferred Compensation
EQUITY COMPENSATION PLAN INFORMATION
Termination by the Company without Cause; Termination by Executive based upon Constructive Termination; Termination in the event of Death or Disability; Termination upon Expiration of the Employment Agreement due to Company Election Not to Extend
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)
DEADLINE FOR STOCKHOLDER PROPOSALS
ADDITIONAL INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
(SIDE 2)
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD RECOMMENDS A VOTE FOR ALL PROPOSALS.